--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                 United States
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               ----------------

                                   FORM 8-K/A

                               ----------------

                                AMENDMENT NO. 2
                                       TO
               CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

                         Date of Report: April 17, 2000
              (Date of earliest event reported: February 22, 2000)

                               ----------------

                         ENCOMPASS SERVICES CORPORATION
                (formerly named Group Maintenance America Corp.)
             (Exact name of registrant as specified in its charter)

           Texas                    1-13565                 76-0535259
      (State or Other       (Commission File Number)     (I.R.S. Employer
      Jurisdiction of                                   Identification No.)
      Incorporation)

    3 Greenway Plaza, Suite 2000                          77046
           Houston, Texas                              (Zip Code)
   (Address of principal executive
              offices)

       Registrant's Telephone Number, Including Area Code: (713) 860-0100

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

Item 2. Acquisition or Disposition of Assets.

   On February 22, 2000, in accordance with the terms of the Agreement and Plan of Merger, dated as of November 2, 1999, as amended (the "Merger Agreement"), between Group Maintenance America Corp. ("GroupMAC" or the "Registrant") and Building One Services Corporation ("Building One"), Building One was merged with and into the Registrant. In connection with the merger, the Registrant changed its name to Encompass Services Corporation ("Encompass"), and its common stock continues to be listed on the New York Stock Exchange under the symbol ESR.

   Under the terms of the Merger Agreement, each share of common stock, $.001 par value, of Building One ("Building One Common Stock") outstanding at the effective time of the merger was converted into 1.25 shares of common stock, $.001 par value, of the Registrant (the "Registrant's Common Stock"). On February 21, 2000, there were 28,125,023 shares of Building One Common Stock outstanding, and thus upon the merger, the Building One stockholders received an aggregate of 35,156,279 shares of the Registrant's Common Stock. No fractional shares of the Registrant's Common Stock were issued. In lieu of the issuance of any fractional shares of the Registrant's Common Stock, ChaseMellon Shareholder Services, L.L.C., as Exchange Agent and agent for the holders of Building One Common Stock, sold the aggregate amount of fractional shares at then prevailing prices on the New York Stock Exchange in the manner provided for in the Merger Agreement. The Exchange Agent then distributed such amounts of cash, in lieu of any fractional share interest. The Registrant's Common Stock issued pursuant to the Merger Agreement was registered under the Securities Act of 1933, as amended, on Form S-4 (Registration No. 333-93649).

   In connection with the merger, the Registrant also issued to affiliates of Apollo Investment, L.P. 256,191 shares of the Registrant's 7.25% Convertible Preferred Stock (the "Preferred Stock") in exchange for $150 million in cash and all of the outstanding convertible junior subordinated debentures of Building One. The Preferred Stock matures in 2012 and is convertible into the Registrant's Common Stock at a conversion price of $14.00 per share, subject to adjustment under certain circumstances. The cash was used to fund the right of the Registrant's shareholders to elect to receive in the merger cash for up to 50% of their shares of the Registrant's Common Stock at $13.50 per share, subject to proration. The cash election was over-subscribed, canceling 11,052,000 shares of the Registrant's Common Stock.

   Building One was a provider of integrated facilities services in the United States. A description of the assets and business of Building One is more fully set forth in, or incorporated by reference into, the Registrant's joint proxy statement/prospectus dated January 18, 2000 contained in Part I of the Registrant's Registration Statement on Form S-4 (Registration No. 333-93649) which is included as Exhibit 2 hereto. The Registrant intends to continue to operate the business and assets of Building One in substantially the same manner as they were operated prior to the merger.

Item 7. Financial Statements and Exhibits.

   (a) Financial statements of Building One and other financial information of Building One.

                         INDEX TO FINANCIAL STATEMENTS


Report of Independent Accountants..........................................   3
Independent Auditor's Report...............................................   4
Independent Auditor's Report...............................................   5
Consolidated Balance Sheet.................................................   6
Consolidated Statement of Operations.......................................   7
Consolidated Statement of Stockholders' Equity and Comprehensive Income....   8
Consolidated Statement of Cash Flows.......................................   9
Notes to Consolidated Financial Statements.................................  11

                          OTHER FINANCIAL INFORMATION
                                OF BUILDING ONE

Selected Financial Data.....................................................  31

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders of Building One Services Corporation

In our opinion, based upon our audits and the reports of other auditors, the accompanying consolidated balance sheet and the related consolidated statements of operations, of stockholders' equity and comprehensive income and of cash flows present fairly, in all material respects, the financial position of Building One Services Corporation and its subsidiaries at December 31, 1999 and 1998, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1999, in conformity with accounting principles generally accepted in the United States. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We did not audit the financial statements of certain wholly-owned subsidiaries, which statements reflect total revenues of $28.5 million for the year ended December 31, 1997. Those statements were audited by other auditors whose reports thereon have been furnished to us, and our opinion expressed herein, insofar as it relates to the amounts included for those wholly-owned subsidiaries, is based solely on the reports of the other auditors. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits and the reports of other auditors provide a reasonable basis for the opinion expressed above.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Minneapolis, Minnesota
February 12, 2000, except for Notes 1 and 19, which are as of February 22, 2000

                          INDEPENDENT AUDITOR'S REPORT

To the Board of Directors and Stockholders
Perimeter Maintenance Corporation
Atlanta, Georgia

We have audited the statements of operations, retained earnings, and cash flows of Perimeter Maintenance Corporation (an S Corporation) for the year ended December 31, 1997 (not presented separately herein). These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the results of operations and cash flows of Perimeter Maintenance Corporation for the year ended December 31, 1997, in conformity with generally accepted accounting principles.

                                          /s/ Frazier & Deeter, LLC
                                          ---------------------
                                          Frazier & Deeter, LLC

Atlanta, Georgia
February 19, 1998

                          INDEPENDENT AUDITOR'S REPORT

To the Members
Crest International, LLC
Green Bay, Wisconsin

We have audited the statements of income, accumulated deficit and cash flows of Crest International, LLC (a Wisconsin limited liability company) for the year ended December 31, 1997 (not presented separately herein). These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the results of operations and cash flows of Crest International, LLC for the year ended December 31, 1997, in conformity with generally accepted accounting principles.

                                       /s/ Shinners, Hucovski & Company, S.C.
                                       --------------------------------------
                                           Shinners, Hucovski & Company, S.C.

Green Bay, Wisconsin
February 17, 1998

                       BUILDING ONE SERVICES CORPORATION

                           CONSOLIDATED BALANCE SHEET
                 (Dollars in thousands, except per share data)

                                                            December 31,
                                                        ----------------------
                                                           1999        1998
                                                        ----------  ----------
                        ASSETS
Current assets:
 Cash and cash equivalents............................. $   17,085  $  213,096
 Marketable securities.................................      2,275       2,697
 Accounts receivable, less allowance for doubtful
  accounts of $2,976 and $1,991, respectively..........    400,326     246,623
 Costs and estimated earnings in excess of billings on
  uncompleted contracts................................     59,418      25,441
 Deferred tax assets...................................      4,168       1,474
 Refundable income taxes...............................      1,757         --
 Prepaid expenses and other current assets.............     23,584      12,937
                                                        ----------  ----------
  Total current assets.................................    508,613     502,268
Property and equipment, net............................     63,288      38,967
Intangible assets, net.................................    733,757     496,381
Other assets...........................................      8,096       6,306
                                                        ----------  ----------
  Total assets......................................... $1,313,754  $1,043,922
                                                        ==========  ==========
         LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
 Short-term debt....................................... $    7,950  $    2,167
 Accounts payable......................................    107,319      75,029
 Billings in excess of costs and estimated earnings on
  uncompleted contracts................................     86,122      58,773
 Accrued compensation..................................     39,873      27,737
 Income taxes payable..................................        --        6,125
 Accrued liabilities--other............................     48,216      25,047
                                                        ----------  ----------
  Total current liabilities............................    289,480     194,878
Long-term debt.........................................    590,930       3,287
Deferred tax liabilities...............................      2,085         234
Other liabilities......................................      2,502       7,986
                                                        ----------  ----------
  Total liabilities....................................    884,997     206,385
                                                        ----------  ----------
Commitments and contingencies
Stockholders' equity:
 Common stock, $.001 par value, 250,000,000 shares
  authorized, 28,107,818 and 45,258,946 shares
  outstanding, respectively............................         28          45
 Additional paid-in capital............................    329,125     832,514
 Treasury stock........................................        --      (41,832)
 Retained earnings.....................................    100,317      47,255
 Accumulated other comprehensive loss..................       (713)       (445)
                                                        ----------  ----------
  Total stockholders' equity...........................    428,757     837,537
                                                        ----------  ----------
  Total liabilities and stockholders' equity........... $1,313,754  $1,043,922
                                                        ==========  ==========

   The accompanying notes are an integral part of these financial statements.

                       BUILDING ONE SERVICES CORPORATION

                      CONSOLIDATED STATEMENT OF OPERATIONS
                 (Dollars in thousands, except per share data)

                                             For the Years Ended December
                                                          31,
                                            ---------------------------------
                                               1999        1998       1997
                                            ----------  ----------  ---------
Revenues................................... $1,772,584  $  809,601  $  70,101
Cost of revenues...........................  1,419,117     636,225     58,857
                                            ----------  ----------  ---------
  Gross profit.............................    353,467     173,376     11,244
Selling, general and administrative
 expenses..................................    204,728     100,539     11,776
Goodwill amortization......................     16,004       7,653         --
Restructuring and recapitalization charges
 (See Note 5)..............................      8,020          --         --
                                            ----------  ----------  ---------
  Operating income (loss)..................    124,715      65,184       (532)
Other (income) expense:
  Interest income..........................     (5,743)    (19,373)    (2,056)
  Interest expense.........................     35,618       1,054        208
  Other, net...............................       (249)        (80)      (221)
                                            ----------  ----------  ---------
Income before taxes........................     95,089      83,583      1,537
Provision for income taxes.................     42,027      36,120         94
                                            ----------  ----------  ---------
Net income................................. $   53,062  $   47,463  $   1,443
                                            ==========  ==========  =========
Net income per share--Basic................ $     1.60  $     1.19  $    0.25
                                            ==========  ==========  =========
Net income per share--Diluted.............. $     1.52  $     1.16  $    0.25
                                            ==========  ==========  =========
Weighted average shares outstanding--
 Basic..................................... 33,230,136  39,908,364  5,683,464
                                            ==========  ==========  =========
Weighted average shares outstanding--
 Diluted................................... 37,124,959  40,928,452  5,865,550
                                            ==========  ==========  =========


   The accompanying notes are an integral part of these financial statements.

                       BUILDING ONE SERVICES CORPORATION

    CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY AND COMPREHENSIVE INCOME
                             (Dollars in thousands)

                                        Non-Voting Common
                       Common Stock           Stock
                    ------------------- ------------------
                                                                                           Accumulated
                                                            Additional                        Other         Total
                      Shares              Shares             Paid-in   Treasury  Retained Comprehensive Stockholders'
                    Outstanding  Amount Outstanding Amount   Capital    Stock    Earnings     Loss         Equity
                    -----------  ------ ----------- ------  ---------- --------  -------- ------------- -------------
Balance, December
 31, 1996.........    1,290,724   $ 1         --    $  --    $  1,577  $   --    $    --      $ --        $  1,578
 Transactions of
  Pooled
  Companies:
  Distributions
   paid...........                                               (831)                                        (831)
 Capital
  contribution....    2,300,000     2                             124                                          126
 Common stock
  issued..........   27,850,000    28     500,000        1    527,135                                      527,164
 Net income.......                                              1,436                   7                    1,443
 Total
  comprehensive
  income..........
                    -----------   ---    --------   ------   --------  -------   --------     -----       --------
Balance, December
 31, 1997.........   31,440,724    31     500,000        1    529,441      --           7       --         529,480
 Transactions of
  Pooled
  Companies:
  Distributions
   paid...........                                               (628)                                        (628)
  Stock issued
   upon exercise
   of options.....      123,046                                   216                                          216
 Issuance of
  common stock for
  acquisitions....   16,144,711    16                         302,855                                      302,871
 Stock issued
  under employee
  stock purchase
  plan............       40,465                                   415                                          415
 Purchase of
  treasury stock..   (2,990,000)   (3)                                 (41,832)                            (41,835)
 Unrealized loss
  on marketable
  securities --
  net of tax
  of $297.........                                                                             (445)          (445)
 Conversion of
  non-voting
  common stock....      500,000     1    (500,000)      (1)
 Net income.......                                                215              47,248                   47,463
 Total
  comprehensive
  income..........
                    -----------   ---    --------   ------   --------  -------   --------     -----       --------
Balance, December
 31, 1998 ........   45,258,946    45         --       --     832,514  (41,832)    47,255      (445)       837,537
 Issuance of
  common stock for
  acquisitions and
  contingent
  consideration
  agreements......    7,281,155     7                          96,982                                       96,989
 Repurchase of
  shares in Tender
  Offer (See Note
  3)..............  (24,617,840)  (25)                       (562,979)                                    (563,004)
 Cancellation of
  treasury stock..                                            (41,832)  41,832
 Compensation
  expense related
  to options
  exercised in
  Tender Offer....                                              2,629                                        2,629
 Stock issued upon
  exercise of
  options.........       29,185                                   142                                          142
 Stock issued
  under employee
  stock purchase
  plan............      156,372     1                           1,669                                        1,670
 Unrealized loss
  on marketable
  securities-net
  of tax of $179..                                                                             (268)          (268)
 Net income.......                                                                 53,062                   53,062
 Total
  comprehensive
  income..........
                    -----------   ---    --------   ------   --------  -------   --------     -----       --------
Balance, December
 31, 1999.........   28,107,818   $28         --    $  --    $329,125   $  --    $100,317     $(713)      $428,757
                    ===========   ===    ========   ======   ========  =======   ========     =====       ========
                        Total
                    Comprehensive
                       Income
                    -------------
Balance, December
 31, 1996.........     $   --
 Transactions of
  Pooled
  Companies:
  Distributions
   paid...........
 Capital
  contribution....
 Common stock
  issued..........
 Net income.......       1,443
                    -------------
 Total
  comprehensive
  income..........       1,443
                    =============
Balance, December
 31, 1997.........
 Transactions of
  Pooled
  Companies:
  Distributions
   paid...........
  Stock issued
   upon exercise
   of options.....
 Issuance of
  common stock for
  acquisitions....
 Stock issued
  under employee
  stock purchase
  plan............
 Purchase of
  treasury stock..
 Unrealized loss
  on marketable
  securities --
  net of tax
  of $297.........        (445)
 Conversion of
  non-voting
  common stock....
 Net income.......      47,463
                    -------------
 Total
  comprehensive
  income..........      47,018
                    =============
Balance, December
 31, 1998 ........
 Issuance of
  common stock for
  acquisitions and
  contingent
  consideration
  agreements......
 Repurchase of
  shares in Tender
  Offer (See Note
  3)..............
 Cancellation of
  treasury stock..
 Compensation
  expense related
  to options
  exercised in
  Tender Offer....
 Stock issued upon
  exercise of
  options.........
 Stock issued
  under employee
  stock purchase
  plan............
 Unrealized loss
  on marketable
  securities-net
  of tax of $179..        (268)
 Net income.......      53,062
                    -------------
 Total
  comprehensive
  income..........     $52,794
                    =============
Balance, December
 31, 1999.........

   The accompanying notes are an integral part of these financial statements.

                       BUILDING ONE SERVICES CORPORATION

                      CONSOLIDATED STATEMENT OF CASH FLOWS
                             (Dollars in thousands)

                                             For the Years Ended December 31,
                                             ----------------------------------
                                                1999        1998        1997
                                             ----------  ----------  ----------
Cash flows from operating activities:
  Net income...............................  $   53,062  $   47,463  $    1,443
  Adjustments to reconcile net income to
   net cash (used in) provided by
  operating activities:
    Depreciation and amortization..........      31,982      13,242         945
    (Gain) loss on sale of equipment.......         349          37         (52)
    Compensation expense related to options
     exercised.............................       2,629          --          --
    Changes in operating assets and
     liabilities:
      Accounts receivable..................     (87,306)    (38,035)        (36)
      Costs and estimated earnings in
       excess of billings..................     (22,504)      3,200          --
      Prepaid expenses and other current
       assets..............................     (11,567)     (2,721)     (1,319)
      Billings in excess of costs and
       estimated earnings..................      15,336       2,049          --
      Accounts payable.....................       6,086       1,193        (505)
      Accrued liabilities..................      10,583       7,044       2,254
    Changes in other assets................         809      (1,398)          3
                                             ----------  ----------  ----------
        Net cash (used in) provided by
         operating activities..............        (541)     32,074       2,733
                                             ----------  ----------  ----------
Cash flows from investing activities:
  Cash paid for acquisitions (net of cash
   acquired) and contingent consideration..    (161,084)   (231,602)         --
  Purchases of property and equipment......     (28,326)    (11,289)       (699)
  Proceeds on sale of equipment............         584         790         387
  Other....................................        (258)       (218)         (7)
                                             ----------  ----------  ----------
        Net cash used in investing
         activities........................    (189,084)   (242,319)       (319)
                                             ----------  ----------  ----------
Cash flows from financing activities:
  Proceeds from initial public offering,
   net.....................................          --          --     527,164
  Net proceeds (payments) on short-term
   debt....................................      (4,907)    (38,783)        145
  Payments on long-term debt...............     (46,016)    (28,535)       (349)
  Proceeds on long-term debt...............     630,592       3,519          --
  Payment of debt issuance costs...........     (22,467)         --          --
  Repurchase of common stock including
   related expenses........................    (564,407)         --          --
  Net payments on related party loans......        (151)         --          --
  Distribution to minority shareholders....        (842)         --          --
  Purchase of treasury stock...............          --     (41,835)         --
  Proceeds from issuance of stock for
   options exercised.......................         142         216          --
  Proceeds from issuance of stock under
   employee stock purchase plan............       1,670         415          --
  Payment of dividends.....................          --        (628)       (831)
  Contributions by founding stockholder....          --          --         126
                                             ----------  ----------  ----------
        Net cash (used in) provided by
         financing activities..............      (6,386)   (105,631)    526,255
                                             ----------  ----------  ----------
Net (decrease) increase in cash and cash
 equivalents...............................    (196,011)   (315,876)    528,669
Cash and cash equivalents, beginning of
 period....................................     213,096     528,972         303
                                             ----------  ----------  ----------
Cash and cash equivalents, end of period...  $   17,085  $  213,096  $  528,972
                                             ==========  ==========  ==========
  Supplemental cash flow information:
  Cash paid for interest...................  $   22,422  $      882  $      290
  Cash paid for income taxes...............  $   53,673  $   34,395  $       --

                       BUILDING ONE SERVICES CORPORATION

                             (Dollars in thousands)

   The Company issued common stock and cash in connection with certain business combinations during the years ended December 31, 1999 and 1998. The fair values of the assets acquired and liabilities assumed at the dates of acquisition are as follows:

                                                              1999      1998
                                                            --------  --------
Accounts receivable........................................ $ 66,279  $202,515
Inventories................................................    2,041     2,626
Costs and earnings in excess of billings...................   11,487    31,085
Prepaid expenses and other current assets..................    2,208    12,248
Property and equipment.....................................   11,283    33,080
Intangible assets..........................................  133,971   502,470
Other assets...............................................    3,404     7,745
Short-term debt............................................   (7,858)  (29,594)
Accounts payable...........................................  (24,831)  (72,805)
Accrued liabilities........................................  (18,207)  (49,020)
Billings in excess of costs and estimated earnings.........  (11,546)  (56,912)
Long-term debt.............................................   (1,863)  (41,287)
Other long-term liabilities................................     (246)   (7,678)
                                                            --------  --------
  Net assets acquired...................................... $166,122  $534,473
                                                            ========  ========
These acquisitions were funded as follows:
  Common stock, 4,172,565 and 16,144,711 shares,
   respectively............................................ $ 52,281  $302,871
  Cash, net of cash acquired...............................  113,841   231,602
                                                            --------  --------
                                                            $166,122  $534,473
                                                            ========  ========


    The following notes are an integral part of these financial statements.

                       BUILDING ONE SERVICES CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 (Dollars in thousands, except per share data)

NOTE 1--BUSINESS AND ORGANIZATION

   Building One Services Corporation ("Building One" or the "Company") is a leader in the facilities services industry and provides the many services needed for the routine operation and maintenance of a building. Currently, the Company provides electrical, mechanical, janitorial and maintenance services to customers throughout the United States.

   The Company was incorporated in September 1997 under the name of Consolidation Capital Corporation and completed an initial public offering of its common stock in December 1997, selling 27,850,000 shares of common stock and 500,000 shares of Convertible Non-Voting Common Stock and raising net proceeds of approximately $527,164. During 1998, the Company changed its name to Building One Services Corporation.

   On February 22, 2000, the Company's shareholders and the shareholders of Group Maintenance America Corp. ("GroupMAC") approved a merger of the two companies whereby each outstanding share of the Company's common stock was exchanged for 1.25 shares of GroupMAC common stock. The new combined entity changed its name to Encompass Services Corporation ("Encompass"). See further discussion in Note 19--Subsequent Events.

NOTE 2--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Basis of Presentation

   The accompanying consolidated financial statements and related notes to consolidated financial statements include the accounts of Building One, and the companies acquired in business combinations accounted for under the purchase method (the "Purchased Companies") from their respective acquisition dates and give retroactive effect to the results of the companies acquired in business combinations accounted for under the pooling-of-interests method (the "Pooled Companies") for all periods presented.

 Principles of Consolidation

   The consolidated financial statements include the accounts of the Company and its majority owned subsidiaries. All significant intercompany transactions and accounts are eliminated in consolidation.

 Use of Estimates

   The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Revenue Recognition

   The Company utilizes the percentage-of-completion method of accounting for the recognition of revenues and costs of all significant installation contracts. Revenues are recognized according to the ratio of costs incurred to estimated total contract costs. Contract costs include all direct material and labor costs and those indirect costs related to contract performance, such as indirect labor, supplies, tools, repairs and depreciation costs. Selling and administrative expenses are expensed as incurred. Changes in job performance, job conditions, estimated profitability and final contract settlements may result in revisions to costs and income and are recognized in the period in which the revisions are determined. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. Maintenance and other service revenues are recognized as the services are performed.

 Cash and Cash Equivalents

   The Company considers temporary cash investments with original maturities of three months or less from the date of purchase to be cash equivalents.

                       BUILDING ONE SERVICES CORPORATION

                 (Dollars in thousands, except per share data)

 Concentration of Credit Risk

   Financial instruments which potentially subject the Company to concentrations of credit risk consist primarily of temporary cash investments and trade accounts receivable. The Company's temporary cash investments consist of readily marketable, investment grade financial instruments of a nature which should reduce risk of loss. Concentration of credit risk with respect to trade receivables results from these amounts generally not being collateralized. However, the Company is entitled to payment for work performed and often has certain lien rights in that work. Additionally, management continually monitors the financial condition of its customers to reduce risk of loss.

 Fair Value of Financial Instruments

   The carrying amounts of the Company's cash and cash equivalents, marketable securities, accounts receivable, accounts payable and debt approximate fair value. The Company's cash equivalents are comprised of readily marketable, interest-bearing, investment grade securities.

 Marketable Securities

   Marketable securities consist of investments in equity securities and are classified as available for sale. The unrealized gains and losses, net of applicable income taxes, are reported as a component of other comprehensive income (loss) in stockholders' equity. Realized gains and losses are included in other income. The cost of securities sold is based on the specific identification method.

 Property and Equipment

   Property and equipment are stated at cost and depreciation is computed using the straight-line method over the estimated useful lives of the assets ranging from three to seven years for equipment, vehicles, and furniture and fixtures and 30 years for buildings. Leasehold improvements and capital leases are capitalized and amortized over the lesser of the life of the lease or the estimated useful life of the asset.

   The Company reviews long-lived assets for impairment whenever events or circumstances indicate that the carrying amount of an asset may not be recoverable. An impairment is recognized to the extent that the sum of undiscounted estimated future cash flows expected to result from use of the assets is less than the carrying value. No impairment has been recognized through December 31, 1999.

 Intangible Assets

   Intangible assets consist primarily of goodwill, which represents the excess of cost over the fair value of assets acquired in business combinations accounted for under the purchase method. Goodwill is being amortized on a straight-line basis over 40 years which is the estimated period benefited. The recoverability of the unamortized balance of goodwill is assessed on an ongoing basis by comparing anticipated undiscounted future cash flows from operations to net book value. If at such time these assessments indicate that the future undiscounted cash flows from operations are not sufficient to recover the net book value, the goodwill balance is adjusted to its fair value. No such adjustments have been recognized through December 31, 1999.

 Income Taxes

   Income taxes have been computed utilizing the asset and liability approach which requires the recognition of deferred tax assets and liabilities for the tax consequences of temporary differences by applying enacted statutory tax rates applicable to future years to differences between the financial statement carrying amounts and the tax bases of existing assets and liabilities. Certain companies acquired in pooling-of-interests transactions elected to be taxed as subchapter S corporations and, accordingly, no federal income taxes were recorded by those companies for periods prior to their acquisition by Building One.

                       BUILDING ONE SERVICES CORPORATION

                 (Dollars in thousands, except per share data)


 Stock-Based Compensation

   Building One measures compensation expense for its stock-based employee compensation plans and warrants granted to employees using the intrinsic value method and has provided in Note 16 the pro forma disclosures of the effect on reported net income (loss) and net income (loss) per share as if the fair value-based method had been applied in measuring compensation expense.

 Net Income Per Share

   Basic net income per share is determined by dividing net income by the weighted average number of common shares outstanding during the periods. Diluted net income per share reflects the potential dilution that could occur if securities and other contracts to issue common stock were exercised or converted into common stock at the beginning of the period or the date of issuance.

 Comprehensive Income

   Other comprehensive income refers to revenues, expenses, gains and losses that under generally accepted accounting principles are included in comprehensive income but are excluded from net income as these amounts are recorded directly as an adjustment to stockholders' equity. Building One's other comprehensive income is attributed to adjustments related to marketable securities available for sale. The amount included in 1999 and 1998 other comprehensive income represents an adjustment for unrealized losses on these marketable securities, net of tax.

 Reclassifications

   Certain prior year amounts have been reclassified to conform to the 1999 presentation.

NOTE 3--RECAPITALIZATION PLAN

   On May 11, 1999, the Company completed its recapitalization plan which included the repurchase of 24,617,840 shares of its common stock at $22.50 per share for cash and 883,573 shares of the Company's common stock underlying stock options at $22.50 per share less the exercise price per share of the options in a tender offer (the "Tender Offer"). Funds utilized for the repurchase totaled $560,084, which were obtained from the Company's available cash, the net proceeds of $195,492 from the issuance of $200,000 of 10 1/2% senior subordinated notes, $100,000 from the issuance of 7 1/2% convertible junior subordinated debentures to Boss Investment LLC, an affiliate of Apollo Management, L.P. ("Apollo") and borrowings under a credit facility. See Note 4 for unaudited pro forma statement of operations data for the years ended December 31, 1999 and 1998 which assumes that the recapitalization plan was consummated on January 1, 1998.

   As a result of the Company allowing the exercise of employee stock options in the Tender Offer, compensation expense of $2,770 ($1,662 after the associated tax benefit) was recognized and is included in the restructuring and recapitalization charges recorded for the year ended December 31, 1999. Additionally, $4,323 of expenses were incurred in connection with the Tender Offer which have been reflected as a reduction of stockholders' equity.

NOTE 4--BUSINESS COMBINATIONS

 Purchase Method

   During the year ended December 31, 1998, the Company completed 26 business combinations that were accounted for under the purchase method of accounting. The consolidated financial statements include the results of these acquired entities from their respective dates of acquisition. The aggregate consideration paid for

                       BUILDING ONE SERVICES CORPORATION

                 (Dollars in thousands, except per share data)

these acquisitions consisted of 16,144,711 shares of the Company's common stock, 403,389 options assumed at an exercise price below fair market value, $259,021 in cash and the assumption of approximately $33,847 in debt which was paid at closing. The total purchase price was allocated to the fair value of the net assets acquired, resulting in goodwill of $502,470.

   During the year ended December 31, 1999, the Company completed 23 business combinations that were accounted for under the purchase method of accounting. The consolidated financial statements include the results of these acquired businesses from their respective dates of acquisition. The aggregate consideration paid for these acquisitions consisted of 4,172,565 shares of the Company's common stock, $123,380 in cash, including applicable professional fees, and $2,410 of debt assumed.

   The total purchase price for 1999 acquisitions was allocated to the fair value of the net assets acquired, resulting in goodwill of approximately $133,818. Such allocations are preliminary in nature, pending the outcome of a detailed analysis being performed by the Company of the assets and liabilities acquired.

   For purposes of computing the purchase price for accounting purposes, the value of the shares on certain acquisitions was determined in consideration of various restrictions on the sale and transferability of the shares issued.

 Contingent Consideration Agreements

   In conjunction with acquisitions consummated in 1998 and 1999, the Company has entered into certain contingent consideration agreements which provide for the payment of cash and shares of common stock based on the performance of such acquired companies.

   During the year ended December 31, 1999, $103,862 of consideration under these agreements had been earned, consisting of 3,125,827 shares of common stock and $54,268 of cash, resulting in additional goodwill in the amount of $98,753. As of December 31, 1999, $47,244 of this cash and applicable professional fees was paid and 3,108,590 of these shares were issued. The remaining cash amount payable of $8,450 has been reflected as a liability as of December 31, 1999 and the additional paid-in capital associated with the shares to be issued has been reflected as contingently issuable shares in the Consolidated Statement of Stockholders' Equity and Comprehensive Income. These contingently issuable shares have been included in the weighted average shares outstanding for purposes of computing basic and diluted earnings per share for the years ended December 31, 1999 and 1998. The Company currently estimates the unearned contingent consideration under these remaining agreements to approximate $79,607 as of December 31, 1999.

                       BUILDING ONE SERVICES CORPORATION

                 (Dollars in thousands, except per share data)


   The following unaudited pro forma results of operations give effect to the Company's recapitalization plan, and acquisitions completed during the years ended December 31, 1999 and 1998 as if they had been consummated on January 1, 1998, and the effects of certain other pro forma adjustments to the historical financial statements.

                                                              Year Ended
                                                             December 31,
                                                         ----------------------
                                                            1999        1998
                                                         ----------  ----------
Revenues................................................ $1,953,350  $1,677,700
Cost of revenues........................................  1,559,472   1,337,838
                                                         ----------  ----------
    Gross profit........................................    393,878     339,862
Selling, general and administrative expenses............    223,108     187,803
Goodwill amortization...................................     18,578      18,578
Restructuring and recapitalization charges..............      8,020         --
                                                         ----------  ----------
    Operating income....................................    144,172     133,481
Other (income) expense:
    Interest expense....................................     58,285      58,285
    Other, net..........................................       (672)     (4,052)
                                                         ----------  ----------
Income before taxes.....................................     86,559      79,248
Provision for income taxes..............................     41,004      38,153
                                                         ----------  ----------
Net income.............................................. $   45,555  $   41,095
                                                         ==========  ==========
Net income per common share - Basic..................... $     1.62  $     1.46
                                                         ==========  ==========
Net income per common share - Diluted................... $     1.53  $     1.40
                                                         ==========  ==========
Weighted average shares outstanding-Basic............... 28,107,818  28,107,818
                                                         ==========  ==========
Weighted average shares outstanding-Diluted............. 33,009,096  33,009,096
                                                         ==========  ==========

 Pooling-of-Interests Method

   During 1998, the Company issued 1,405,840 shares of common stock to acquire three companies in business combinations accounted for under the pooling-of-interests method. The Company's consolidated financial statements give retroactive effect to the acquisitions of the Pooled Companies for all periods presented.

   The following presents the separate results, in each of the periods presented, of Building One (excluding the results of Pooled Companies prior to the dates on which they were acquired), and the Pooled Companies up to the dates on which they were acquired:

                                                    Building  Pooled
                                                      One    Companies Combined
                                                    -------- --------- --------
For the year ended December 31, 1998
  Revenues......................................... $782,878  $26,723  $809,601
  Net income....................................... $ 47,248  $   215  $ 47,463
For the year ended December 31, 1997
  Revenues......................................... $    --   $70,101  $ 70,101
  Net income....................................... $      7  $ 1,436  $  1,443

                       BUILDING ONE SERVICES CORPORATION

                 (Dollars in thousands, except per share data)


NOTE 5--RESTRUCTURING AND RECAPITALIZATION CHARGES

   Recapitalization charges

   As discussed in Note 3, during the second quarter of 1999, the Company completed its recapitalization plan involving the repurchase of 24,617,840 shares of its common stock and 883,573 shares of common stock underlying stock options. In conjunction with the recapitalization, compensation expense of $2,770 was recognized for stock options exercised and the underlying shares of common stock repurchased by the Company.

   Restructuring charges

   In the second quarter of 1999, the Company's Board of Directors approved and the Company announced a restructuring plan which included a relocation of the Company's corporate headquarters and integration of the janitorial and maintenance management operations. During the second quarter of 1999 and continuing into the third quarter of 1999, the corporate headquarters was relocated from Washington, D.C. to Minneapolis, Minnesota. In addition, certain back office operations of the janitorial and maintenance management service operations are being consolidated into two locations.

   The restructuring costs include costs directly related to the Company's restructuring plan in accordance with EITF No. 94-3 which provides specific requirements as to the appropriate recognition of costs associated with employee termination benefits and other exit costs.

   As a result of this restructuring plan, the Company incurred severance costs for certain employees, identified certain assets which are no longer of service and incurred certain lease termination costs. Severance costs covered 33 employees, of which 30 have been terminated as of December 31, 1999.

   The following table sets forth a summary of these restructuring costs.

                                                   Corporate   Janitorial
                                                  Headquarters Operations Total
                                                  ------------ ---------- ------
Severance........................................    $3,530        $900   $4,430
Impaired assets..................................        55         520      575
Lease costs......................................       205          40      245
                                                     ------      ------   ------
Total............................................    $3,790      $1,460   $5,250
                                                     ======      ======   ======

   Included in the $5,250 restructuring charge incurred in the second quarter of 1999 are $4,600 of cash costs and $650 in non-cash related costs. The Company anticipates annual savings of approximately $2,800 as a result of the restructuring.

   The following table is a detailed reconciliation of the restructuring reserve balance through December 31, 1999. The reconciliation reflects the accruals recorded and payments applied during the year.

                                             Restructuring           December 31,
                                                 Costs     Payments      1999
Restructuring reserve:                       ------------- --------  ------------
  Severance.................................    $4,430     $(4,173)      $257
  Lease costs...............................       245        (183)        62
                                                ------     -------       ----
Total.......................................    $4,675     $(4,356)      $319
                                                ======     =======       ====

                       BUILDING ONE SERVICES CORPORATION

                 (Dollars in thousands, except per share data)


NOTE 6--DETAIL OF ALLOWANCE FOR DOUBTFUL ACCOUNTS

   The following is a rollforward of activity within the allowance for doubtful accounts:

                                                           For the Year Ended
                                                              December 31,
                                                           --------------------
                                                            1999    1998   1997
                                                           ------  ------  ----
  Balance at beginning of period.......................... $1,991  $  104  $136
  Allowance amounts of acquired companies.................    564   1,680   --
  Additions to costs and expenses.........................    766     732     5
  Write-offs, net of recoveries...........................   (345)   (525)  (37)
                                                           ------  ------  ----
  Balance at end of period................................ $2,976  $1,991  $104
                                                           ======  ======  ====


NOTE 7--COSTS AND ESTIMATED EARNINGS ON UNCOMPLETED CONTRACTS

                                                           December 31,
                                                      ------------------------
                                                         1999         1998
                                                      -----------  -----------
  Costs incurred on uncompleted contracts............ $ 1,263,077  $   842,203
  Estimated earnings.................................     215,334      156,546
                                                      -----------  -----------
                                                        1,478,411      998,749
  Less: Billings to date.............................  (1,505,115)  (1,032,081)
                                                      -----------  -----------
                                                      $   (26,704) $   (33,332)
                                                      ===========  ===========

   Included in the accompanying consolidated balance sheet under the following captions:

                                                           December 31,
                                                      ------------------------
                                                         1999         1998
                                                      -----------  -----------
  Costs and estimated earnings in excess of billings
   on uncompleted contracts.......................... $    59,418  $    25,441
  Billings in excess of costs and estimated earnings
   on uncompleted contracts..........................     (86,122)     (58,773)
                                                      -----------  -----------
                                                      $   (26,704) $   (33,332)
                                                      ===========  ===========

NOTE 8--PROPERTY AND EQUIPMENT

   Property and equipment consists of the following:

                                                                December 31,
                                                               ----------------
                                                                1999     1998
                                                               -------  -------
  Equipment................................................... $29,990  $15,645
  Office furniture and fixtures...............................  20,323   10,146
  Vehicles....................................................  20,312   10,464
  Buildings and improvements..................................  11,724    9,126
  Land........................................................   1,365    1,259
                                                               -------  -------
                                                                83,714   46,640
  Less: Accumulated depreciation.............................. (20,426)  (7,673)
                                                               -------  -------
    Property and equipment, net............................... $63,288  $38,967
                                                               =======  =======

   Depreciation expense for years 1999, 1998 and 1997 was $13,565, $5,522 and $804, respectively.

                       BUILDING ONE SERVICES CORPORATION

                 (Dollars in thousands, except per share data)


NOTE 9--INTANGIBLE ASSETS

   Intangible assets consist of the following:

                                                               December 31,
                                                             ------------------
                                                               1999      1998
                                                             --------  --------
  Goodwill.................................................. $735,548  $502,470
  Deferred debt issue costs, net............................   22,467        --
  Non-compete agreements....................................    1,046     1,046
  Other.....................................................      376       585
                                                             --------  --------
                                                              759,437   504,101
  Less: Accumulated amortization............................  (25,680)   (7,720)
                                                             --------  --------
    Intangible assets, net.................................. $733,757  $496,381
                                                             ========  ========

   Amortization expense for years 1999, 1998 and 1997 was $18,417, $7,720 and $141, respectively.

NOTE 10--CREDIT FACILITIES

 Short-Term Debt

   Short-term debt consists of the following:

                                                                  December 31,
                                                                  -------------
                                                                   1999   1998
                                                                  ------ ------
  Credit facilities with banks, interest ranging from prime to prime plus 1% (average rate of 8.5% and 8.0% as of December
   31, 1999 and 1998, respectively).............................. $2,450 $   61
  Current maturities of long-term debt...........................  5,500  2,106
                                                                  ------ ------
    Total short-term debt........................................ $7,950 $2,167
                                                                  ====== ======

 Long-Term Debt

   Long-term debt consists of the following:
                                                               December 31,
                                                             -----------------
                                                               1999     1998
                                                             --------  -------
  10 1/2% Senior Subordinated Notes......................... $195,793  $    --
  7 1/2% Convertible Junior Subordinated Debentures.........  103,805       --
  Credit Facility -- Term portion, interest rate of 9.2% at
   December 31, 1999........................................  124,063       --
            -- Revolver, interest rate of 8.7% at December
  31, 1999..................................................  166,500       --
  Notes payable to banks with average interest rates ranging
   from 7.0% - 9.5%.........................................       --    2,549
  Notes payable, weighted average interest rate of 8.0%,
   secured by certain assets of the Company.................    5,215    2,234
  Capital lease obligations.................................      824      552
  Other.....................................................      230       58
                                                             --------  -------
                                                              596,430    5,393
  Less: Current portion.....................................   (5,500)  (2,106)
                                                             --------  -------
    Total long-term debt.................................... $590,930  $ 3,287
                                                             ========  =======

                       BUILDING ONE SERVICES CORPORATION

                 (Dollars in thousands, except per share data)

 10 1/2% Senior Subordinated Notes

   In April 1999, the Company completed a private placement offering of $200,000 of 10 1/2% senior subordinated notes. The senior subordinated notes are unsecured, guaranteed by our subsidiaries, require interest to be paid semi-annually on May 1 and November 1 of each year and mature on May 1, 2009. The senior subordinated notes were issued at 97.746%, or a discount of $4,508, which is being amortized over the term of the notes. Additionally, debt issuance costs of $8,388 incurred in connection with the offering, are classified as intangible assets and are being amortized over the 10-year term of the notes.

   The Company may redeem the senior subordinated notes, in whole or in part, at any time on or after May 1, 2004 at specified redemption prices, plus accrued interest. At any time before May 1, 2002, the Company can redeem up to 35% of the outstanding senior subordinated notes with money raised in one or more equity offerings under certain circumstances. Upon a change in control of the Company (as defined in the indenture for the senior subordinated notes), the holders of the senior subordinated notes will have the right to sell the notes to the Company at 101% of the face amount plus accrued interest.

   The indenture governing the senior subordinated notes contains certain covenants relating to, among other things, the Company's ability to incur indebtedness, pay dividends or repurchase capital stock, incur liens, sell or otherwise dispose of a substantial portion of its assets or merge or consolidate with another entity.

   As further discussed in Note 19--Subsequent Events, in conjunction with the Company's merger with GroupMAC, the senior subordinated notes were assumed by the new combined entity, Encompass.

 7 1/2% Convertible Junior Subordinated Debentures

   The convertible junior subordinated debentures mature on May 1, 2012 and provide for interest payments at a rate of 7 1/2% to be paid in additional convertible junior subordinated debentures or cash, at the Company's election, for the first five years after their issuance, and in cash thereafter. During 1999, $3,805 of interest was paid in additional convertible junior subordinated debentures. The holders of a majority of the outstanding principal amount of the convertible junior subordinated debentures, however, will have the right to require the payment of interest in cash after the third and through the fifth anniversary of the issuance of the convertible junior subordinated debentures. In addition, the provisions of the credit facility and the indenture for the senior subordinated notes limit the Company's ability to pay cash interest payments. Debt issuance costs of $4,634 incurred in connection with the debentures are classified as intangible assets and are being amortized over the 13-year term of the debentures.

   The convertible junior subordinated debentures will be convertible into shares of the Company's common stock at an initial conversion price of $22.50 per share plus all accrued and unpaid interest. If the convertible junior subordinated debentures are converted prior to the fifth anniversary of their issuance, the amount converted into shares will include additional interest that would have accrued or been paid from the date of conversion through the fifth anniversary of the issuance of the convertible junior subordinated debentures. However, unless the conversion is in connection with a change of control (as defined in the indenture for the convertible junior subordinated debentures), the additional interest will not exceed a total of 30 months of interest. The Company will adjust the conversion price under certain circumstances, including the issuance of shares at a price below the conversion price of the convertible junior subordinated debentures or below the then fair market value of a share.

   The indenture for the convertible junior subordinated debentures limits the Company's ability to, among other things, incur additional indebtedness, pay dividends, repurchase securities or repay certain other indebtedness. The Company's amended and restated certificate of incorporation authorizes the holders of the

                       BUILDING ONE SERVICES CORPORATION

                 (Dollars in thousands, except per share data)

convertible junior subordinated debentures to vote together with the holders of shares on all of the matters submitted to stockholders for a vote and to elect as a class three of the Company's directors (or, if the Board has more than ten directors, no less than 30% of the directors). The holders of the convertible junior subordinated debentures will be entitled to cast the number of votes that they would be entitled to cast if they had converted the convertible junior subordinated debentures into shares of the Company's common stock.

   As further discussed in Note 19--Subsequent Events, in conjunction with the Company's merger with GroupMAC, the convertible junior subordinated debentures and $150,000 of cash was exchanged for approximately $256,000 of Encompass convertible preferred stock.

 Credit Facility

   The Company's credit facility, which is with a syndicate of banks led by Bankers' Trust Company, consists of a $125,000 term loan and a $225,000 revolving credit facility and matures in April 2004. The revolving credit facility bears interest at various rates which are subject to change based on certain levels of financial performance. The weighted average interest rate on the borrowings outstanding under the credit facility was 8.9% as of December 31, 1999. Debt issuance costs of $9,445 incurred in connection with this new credit facility are being amortized over the 5-year term of the credit facility. The credit facility includes a number of significant covenants including, among others, restrictions on the Company's ability to incur additional indebtedness, restrictions on mergers, acquisitions and the disposition of assets, sale and leaseback transactions and capital lease payments, dividends and other distributions and voluntary prepayments on indebtedness. Additionally, the Company is required to comply with certain financial covenants with respect to minimum interest coverage and maximum leverage ratios.

   As of December 31, 1999 the Company was in violation of covenants restricting the amount of cash on hand as of December 31, 1999 and capital expenditures for the year ended December 31, 1999. See discussion in Note 19-- Subsequent Events regarding payoff of amounts outstanding under the Credit Facility with a new credit facility obtained in connection with the Company's merger with GroupMAC.

   The fair value of the senior subordinated notes as of December 31, 1999 approximated $194,000. The estimated fair value of the convertible junior subordinated debentures and the credit facility approximate their carrying values.

 Maturities of Long-Term Debt

     Maturities of long-term debt, including capital lease obligations, are as follows:

      2000............................................................. $  5,500
      2001.............................................................    2,331
      2002.............................................................    1,663
      2003.............................................................    1,458
      2004.............................................................  285,642
      Thereafter.......................................................  299,836
                                                                        --------
                                                                        $596,430
                                                                        ========

                       BUILDING ONE SERVICES CORPORATION

                 (Dollars in thousands, except per share data)


NOTE 11--INCOME TAXES

   The components of income tax expense are comprised as follows:

                                                          For the Year Ended
                                                             December 31,
                                                         ----------------------
                                                          1999     1998    1997
                                                         -------  -------  ----
  Income taxes currently payable:
   Federal.............................................. $37,960  $31,388  $ 83
   State................................................   4,910    5,144    11
                                                         -------  -------  ----
                                                          42,870   36,532    94
                                                         -------  -------  ----
  Deferred income taxes:
   Federal..............................................    (727)    (360)  --
   State................................................    (116)     (52)  --
                                                         -------  -------  ----
                                                            (843)    (412)  --
                                                         -------  -------  ----
  Total tax expense..................................... $42,027  $36,120  $ 94
                                                         =======  =======  ====

   The deferred tax assets and liabilities reflected on the consolidated balance sheet relate primarily to the following:

                                                                 December 31,
                                                                 --------------
                                                                  1999    1998
                                                                 ------  ------
  Deferred tax assets (liabilities):
   Allowance for doubtful accounts.............................. $1,161  $  761
   Accrued compensation.........................................  2,994   2,500
   Accrued liabilities and reserves.............................  3,333     494
   Cash to accrual conversion...................................   (833)   (675)
   Property and equipment....................................... (1,283)   (234)
   Completed contract accounting for tax purposes .............. (1,772)   (661)
   Deferred gain on marketable securities.......................   (715)   (945)
   Goodwill amortization........................................   (802)     --
                                                                 ------  ------
  Net deferred tax asset........................................ $2,083  $1,240
                                                                 ======  ======

   The Company's effective income tax rate varied from the U.S. federal statutory tax rate as follows:

                                                             For the Year
                                                            Ended December
                                                                  31,
                                                            -----------------
                                                            1999  1998  1997
                                                            ----  ----  -----
U.S. federal statutory rate................................ 35.0% 35.0%  34.0%
State income taxes, net of federal tax benefit.............  3.3   3.6    0.6
Nondeductible goodwill amortization........................  5.5   3.4    --
Subchapter S corporation income not subject to corporate
 level taxation............................................  --   (0.1) (30.8)
Other......................................................  0.4   1.3    2.3
                                                            ----  ----  -----
Effective income tax rate.................................. 44.2% 43.2%   6.1%
                                                            ====  ====  =====

   Certain of the Pooled Companies were organized as subchapter S corporations prior to being acquired by the Company and, as a result, the federal tax on their income was the responsibility of their individual stockholders. Accordingly, the Pooled Companies provided no federal income tax expense prior to these

                       BUILDING ONE SERVICES CORPORATION

                 (Dollars in thousands, except per share data)

acquisitions by the Company. The following unaudited pro forma income tax information is presented as if the Pooled Companies had been subject to applicable federal and state income taxes for 1997:

                                                              For the Year Ended
                                                              December 31, 1997
                                                              ------------------
Income before income tax provision...........................       $1,537
Pro forma income tax provision...............................          615
                                                                    ------
Pro forma net income.........................................       $  922
                                                                    ======

NOTE 12--COMMITMENTS AND CONTINGENCIES

 Lease Commitments

   The Company leases various office facilities and equipment under noncancelable lease agreements which expire at various dates. Future minimum lease payments under noncancelable capital and operating leases are as follows:

                                                               Capital Operating
                                                               Leases   Leases
                                                               ------- ---------
   2000.......................................................  $ 666  $ 13,772
   2001.......................................................    333    12,072
   2002.......................................................    181    10,130
   2003.......................................................     26     8,052
   2004.......................................................    --      6,003
   Thereafter.................................................    --      7,044
                                                                -----  --------
   Total minimum lease payments...............................  1,206  $ 57,073
                                                                       ========
   Less: Amounts representing interest........................   (382)
                                                                -----
   Present value of net minimum lease payments................  $ 824
                                                                =====

   Rent expense for all operating leases for 1999, 1998 and 1997 was $12,062, $7,614, and $339, respectively. Certain of the above leases are for equipment or facilities which are owned by stockholder-employees. Total rent expense paid to these affiliates totalled $3,643 and $954 in 1999 and 1998, respectively.

 Litigation

   The Company is, from time to time, a party to litigation arising in the normal course of its business. Management believes that none of this litigation will have a material adverse effect on the financial position, results of operations or cash flows of the Company.

NOTE 13--RELATED PARTY TRANSACTIONS

   One of the Company's directors is President and a principal stockholder of Friedman, Billings, Ramsey Group, Inc. ("FBR"). In connection with the recapitalization, FBR acted as a financial advisor to the Company and received a fee of $3,000.

   Additionally, Apollo Management, L.P. received a fee of $2,500 in connection with the issuance of the 7 1/2% convertible junior debentures.

NOTE 14--SEGMENT REPORTING

   The Company has two reportable segments: electrical and mechanical and janitorial. The electrical and mechanical segment offers a single source for designing, installing, maintaining and upgrading a facility's

                       BUILDING ONE SERVICES CORPORATION

                 (Dollars in thousands, except per share data)

electrical, mechanical, HVAC and plumbing systems. The janitorial segment provides a wide variety of facility cleaning and maintenance services nationwide. Prior to January 1, 1999, the Company had three reportable segments: mechanical, electrical and janitorial. Effective January 1, 1999, the Company changed the structure of its internal organization and as a result the mechanical and electrical segments have been combined into one reportable segment.

   Operating segments are determined consistent with the way management organizes and evaluates financial information internally for making decisions and assessing performance. The Company evaluates performance based on income from operations of the respective business units prior to unallocated corporate expenses.

   The Company's reportable segments are strategic business units that offer different products and services. Intersegment transactions are accounted for as if they were to third parties, that is, at current market prices. All of the Company's revenues are derived from domestic sources. Each of the acquired companies were acquired as a unit, and the management at the time of the acquisition was generally retained.

                                         Electrical and
                                          Mechanical    Janitorial Consolidated
                                         -------------- ---------- ------------
Year ended December 31, 1999:
Revenues................................   $1,526,794    $245,790   $1,772,584
Operating costs.........................    1,383,162     228,579    1,611,741
                                           ----------    --------   ----------
Subtotal................................      143,632      17,211      160,843
Goodwill amortization...................       13,602       2,402       16,004
                                           ----------    --------   ----------
Segment operating income................   $  130,030    $ 14,809      144,839
                                           ==========    ========   ==========
Unallocated corporate expenses..........                               (20,124)
                                                                    ----------
Income from operations..................                            $  124,715
                                                                    ==========
Year ended December 31, 1998:
Revenues................................   $  649,689    $159,912   $  809,601
Operating costs.........................      581,064     147,624      728,688
                                           ----------    --------   ----------
Subtotal................................       68,625      12,288       80,913
Goodwill amortization...................        6,247       1,406        7,653
                                           ----------    --------   ----------
Segment operating income................   $   62,378    $ 10,882       73,260
                                           ==========    ========   ==========
Unallocated corporate expenses..........                                (8,076)
                                                                    ----------
Income from operations..................                            $   65,184
                                                                    ==========
Year ended December 31, 1997:
Revenues................................   $      --     $ 70,101   $   70,101
Operating costs.........................          --       70,633       70,633
                                           ----------    --------   ----------
Subtotal................................          --         (532)        (532)
Goodwill amortization...................          --          --           --
                                           ----------    --------   ----------
Segment operating loss..................   $      --     $   (532)        (532)
                                           ==========    ========   ==========
Unallocated corporate expenses..........                                   --
                                                                    ----------
Loss from operations....................                            $     (532)
                                                                    ==========

                                Electrical and
                                 Mechanical    Janitorial Corporate Consolidated
                                -------------- ---------- --------- ------------
Total assets
 December 31, 1999.............   $1,112,901    $152,614   $48,239   $1,313,754
 December 31, 1998.............      761,221     121,660   161,041    1,043,922

                       BUILDING ONE SERVICES CORPORATION

                 (Dollars in thousands, except per share data)

NOTE 15--STOCKHOLDERS' EQUITY

 Common Stock

   In February 1997, a limited liability company was formed and merged with and into the Company in September 1997 (the "Merger") to facilitate the public offering of shares of common stock. The sole member of the limited liability company received 2,300,000 shares of common stock of the Company in connection with the Merger in exchange for his 100% ownership interest in the Company. The sole member made contributions to the Company from time to time to fund expenses in the aggregate amount of $126. These contributions were included in common stock and additional paid-in capital.

   The Company completed its initial public offering in December 1997, selling 27,850,000 shares of common stock and 500,000 shares of Convertible Non-Voting Common Stock at $20.00 per share and raising net proceeds of approximately $527,164.

   During 1998, the Company repurchased 2,990,000 shares of its common stock for $41,835.

   As discussed in Note 3, in May 1999 the Company repurchased 24,617,840 shares of its common stock and 883,573 shares underlying stock options for $560,084 under its recapitalization plan.

 Convertible Non-Voting Common Stock

   In connection with the initial public offering, the Company sold 500,000 shares of Convertible Non-Voting Common Stock to Friedman, Billings and Ramsey, the representative of the underwriters in the Company's initial public offering, for $20 per share. On November 25, 1998 these 500,000 shares were converted to 500,000 shares of common stock.

 Warrants

   The Company has 3,080,000 shares of common stock reserved for issuance upon exercise of warrants. The warrants have an exercise price of $20.00 per share. These warrants are currently exercisable and 1,130,000 expire on November 25, 2002 and 1,950,000 expire on November 25, 2007. The warrants also contain certain rights for registration. The Company's Chairman of the Board owns the 1,950,000 warrants.

NOTE 16--STOCK PURCHASE AND AWARD PLANS

 Long-Term Incentive Plan

   The Company's Board of Directors adopted, and the Company's stockholders approved a 1997 Long-Term Incentive Plan, a 1998 Long-Term Incentive Plan and a 1999 Long-Term Incentive Plan (collectively, the "Incentive Plans"). The terms of the option awards under these Incentive Plans are established by the compensation committee of the Company's Board of Directors. The maximum number of shares that may be issued under the 1997 and 1998 Incentive Plans is equal to 14% of the number of shares of common stock outstanding. The maximum number of shares that may be issued under the 1999 Incentive Plan is 1,500,000 shares.

   Options under the Incentive Plans generally vest 25% each on the first four anniversaries of the date of grant and expire on the tenth anniversary of the grant date. In the event of a change in control of the Company prior to normal vesting, all options not already exercisable will become fully vested and exercisable subject to the approval of the compensation committee of the Board of Directors.

                       BUILDING ONE SERVICES CORPORATION

                 (Dollars in thousands, except per share data)

 1997 Non-Employee Directors' Stock Plan

   The Company's Board of Directors adopted, and the Company's stockholders approved, the 1997 Non-Employee Directors' Stock Plan (the "Directors' Plan"), which provides for the automatic grant to each non-employee director of an option to purchase 20,000 shares on the date that such person commences services as a director. Thereafter, each non-employee director will be entitled to receive, on the day after each annual meeting of the Company's stockholders, an option to purchase 5,000 shares of common stock. A maximum of 300,000 shares of common stock may be issued under the Directors' Plan. Options granted under the Directors' Plan have an exercise price per share equal to the fair market value of a share at the date of grant of the options and expire at the earlier of 10 years from the date of grant or 90 days after termination of service as a director. Options vest and become exercisable ratably as to 50% of the shares underlying the option on the first and second anniversaries of the date of grant, subject to acceleration by the Board. In the event of a change in control of the Company prior to normal vesting, all options not already exercisable will become fully vested and exercisable.

 1997 Employee Stock Purchase Plan

   The Company adopted, and the Company's stockholders approved, the 1997 Employee Stock Purchase Plan (the "Purchase Plan"). The Purchase Plan permits eligible employees of the Company and its subsidiaries (generally all full-time employees who have completed one year of service) to purchase shares of common stock at a discount. Employees who elect to participate will have amounts withheld through payroll deduction during purchase periods. At the end of each purchase period, accumulated payroll deductions will be used to purchase stock at a price equal to 85% of the market price at the beginning of the period or the end of the period, whichever is lower. Stock purchased under the Purchase Plan will be subject to a one-year holding period. The Company has reserved 1,000,000 shares of common stock for issuance under the Purchase Plan.

 Accounting for Stock Based Compensation

   A summary of option and warrant transactions is as follows:

                                Outstanding                 Exercisable
                         --------------------------- ---------------------------
                          Options                     Options
                            and     Weighted Average    and     Weighted Average
                         Warrants    Exercise Price  Warrants    Exercise Price
                         ---------  ---------------- ---------  ----------------
Balance at December 31,
 1996...................        --           --             --           --
  Granted............... 3,510,000       $20.00      1,950,000       $20.00
                         ---------       ------      ---------       ------
Balance at December 31,
 1997................... 3,510,000        20.00      1,950,000        20.00
  Granted............... 2,544,846        17.91        863,389        13.07
  Exercised.............    (7,930)        4.84         (7,930)        4.84
  Canceled..............   (25,613)       22.27             --           --
                         ---------       ------      ---------       ------
Balance at December 31,
 1998................... 6,021,303        19.12      2,805,459        17.91
  Granted............... 1,772,890        15.46      1,471,532        20.00
  Exercised.............  (916,357)       15.18       (916,357)       15.18
  Canceled..............  (330,318)       20.13             --           --
                         ---------       ------      ---------       ------
Balance at December 31,
 1999................... 6,547,518       $18.63      3,360,634       $19.57
                         =========       ======      =========       ======

                       BUILDING ONE SERVICES CORPORATION

                 (Dollars in thousands, except per share data)


   The following table summarizes information about stock options and warrants outstanding at December 31, 1999:

                                   Outstanding                                         Exercisable
     ------------------------------------------------------------------------ -----------------------------
                                               Weighted          Weighted                      Weighted
                                Options    Average Remaining Average Exercise   Options    Average Exercise
     Range of Exercise Prices and Warrants Contractual Life       Price       and Warrants      Price
     ------------------------ ------------ ----------------- ---------------- ------------ ----------------
          $ 4.84--$ 4.84         162,902          8.5 years       $ 4.84         162,902        $ 4.84
          $ 8.38--$12.56          74,801          9.8             $ 9.76             896        $ 9.50
          $12.75--$18.81       2,235,121          9.3             $15.56         252,343        $15.98
          $19.25--$25.25       4,074,694          8.0             $21.03       2,944,493        $20.70
          --------------       ---------          ---             ------       ---------        ------
          $ 4.84--$25.25       6,547,518          8.5             $18.63       3,360,634        $19.57
          ==============       =========          ===             ======       =========        ======

   Had compensation expense for the Company's stock-based compensation plans and warrants issued to employees been determined based on the fair value at the grant dates, the Company's net income and net income per share would have been reduced to the pro forma amounts indicated below:

                                                         For the Year Ended
                                                            December 31,
                                                       -----------------------
                                                        1999    1998    1997
                                                       ------- ------- -------
      Net income (loss):
        As reported................................... $53,062 $47,463 $ 1,443
        Pro forma..................................... $45,449 $37,381 $(5,782)
      Net income (loss) per share--Basic:
        As reported................................... $  1.60 $  1.19 $  0.25
        Pro forma..................................... $  1.37 $  0.94 $ (1.02)
      Net income (loss) per share--Diluted:
        As reported................................... $  1.52 $  1.16 $  0.25
        Pro forma..................................... $  1.31 $  0.91 $ (1.02)

   The weighted average fair value of options and warrants granted in 1999, 1998 and 1997 was $8.51, $13.38 and $7.46, respectively. The fair value of options and warrants granted (which is amortized to expense over the option vesting period in determining the pro forma impact) is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions:

                                             1999     1998          1997
                                            -------  -------  -----------------
                                            Options  Options  Options  Warrants
                                            -------  -------  -------  --------
Expected life of option.................... 5 years  5 years  5 years  2 years
Risk-free interest rate....................    5.57%     5.3%    5.76%    5.69%
Expected volatility........................    58.2%    63.7%    45.0%    45.0%

Other Employee Benefit Plans

   Several of the Company's subsidiaries have defined contribution benefit plans, such as 401(k) retirement plans, which allow eligible employees to make contributions. Additionally, several of the subsidiaries also provide company matching contributions up to specified levels. Company contribution expense to these plans was $5,555 and $2,880 for the years ended December 31, 1999 and 1998.

                       BUILDING ONE SERVICES CORPORATION

                 (Dollars in thousands, except per share data)


NOTE 17--QUARTERLY FINANCIAL DATA (UNAUDITED)

   The following presents certain unaudited quarterly financial data of the
Company:

                                                1999 Quarters
                               -----------------------------------------------
                                First   Second(2)  Third    Fourth   Total(2)
                               -------- --------- -------- -------- ----------
Revenues...................... $350,842 $436,804  $477,875 $507,063 $1,772,584
Gross profit.................. $ 70,150 $ 86,091  $ 97,975 $ 99,251 $  353,467
Operating income.............. $ 23,967 $ 24,492  $ 40,362 $ 35,894 $  124,715
Net income.................... $ 14,733 $  9,963  $ 15,388 $ 12,978 $   53,062
Net income per share--basic
 (1).......................... $   0.32 $   0.29  $   0.60 $   0.48 $     1.60
Net income per share--diluted
 (1).......................... $   0.31 $   0.28  $   0.54 $   0.45 $     1.52
                                                1998 Quarters
                               -----------------------------------------------
                                First    Second    Third    Fourth    Total
                               -------- --------- -------- -------- ----------
Revenues...................... $ 54,610 $171,661  $252,324 $331,006 $  809,601
Gross profit.................. $ 10,377 $ 36,662  $ 55,238 $ 71,099 $  173,376
Operating income.............. $  2,135 $ 12,485  $ 22,519 $ 28,045 $   65,184
Net income.................... $  5,081 $ 10,046  $ 15,164 $ 17,172 $   47,463
Net income per share--basic
 (1).......................... $   0.15 $   0.26  $   0.35 $   0.38 $     1.19
Net income per share--diluted
 (1).......................... $   0.15 $   0.25  $   0.34 $   0.38 $     1.16

--------
(1) The arithmetic total of the individual quarterly net income per share amounts does not reconcile to the annual amount of net income per share due to the timing of net income in relation to the issuance of common shares during the course of the year.
(2) Excluding the restructuring and recapitalization charges discussed in Note 5, net income, net income per share--basic and net income per share-- diluted would have been $14,775, $0.43 and $0.41 for the second quarter and $57,874, $1.74 and $1.65 for the year, respectively.

                       BUILDING ONE SERVICES CORPORATION

                 (Dollars in thousands, except per share data)


NOTE 18--NET EARNINGS PER SHARE

  The Company has adopted SFAS No. 128, "Earnings Per Share," which became effective for financial statements issued for periods ending after December 15, 1997. SFAS No. 128 requires presentation of basic and diluted earnings per share ("EPS") and restatement of EPS data for all prior periods. Basic EPS includes no dilution and is computed by dividing net income by the Company's weighted average shares of common stock outstanding. Diluted EPS is computed by dividing net income by the Company's weighted average shares of common stock outstanding and dilutive common stock equivalents. The following table reconciles the numerators and denominators of the basic and diluted EPS computations for the years ended December 31, 1999, 1998 and 1997.

                                               For the Year Ended December 31,
                                              ---------------------------------
                                                 1999       1998        1997
                                              ---------- ----------- ----------
Basic earnings per share:
  Net income................................. $   53,062 $    47,463 $    1,443
  Weighted average shares outstanding--
   Basic..................................... 33,230,136  39,908,364  5,683,464
                                              ---------- ----------- ----------
  Net income per share--Basic................ $     1.60 $      1.19 $     0.25
                                              ========== =========== ==========
Diluted earnings per share:
  Net income................................. $   53,062 $    47,463 $    1,443
  Plus: Interest expense on 7 1/2%
   convertible junior subordinated debentures
   and related amortization expense on debt
   issue costs net of applicable income
   taxes.....................................      3,205         --         --
                                              ---------- ----------- ----------
  Net income on an as if converted basis..... $   56,267 $    47,463 $    1,443
                                              ========== =========== ==========
  Weighted average shares outstanding--
   Basic..................................... 33,230,136  39,908,364  5,683,464
  Convertible Non-Voting common stock........         --     373,973     49,315
  Common stock equivalents from stock options
   and warrants..............................    128,572     342,903    132,771
  Contingently issuable shares...............    745,679     303,212        --
  Convertible junior subordinated debentures,
   on an as if converted basis...............  3,020,572         --         --
                                              ---------- ----------- ----------
  Total weighted average shares outstanding--
   Diluted................................... 37,124,959  40,928,452  5,865,550
                                              ---------- ----------- ----------
  Net income per share--Diluted.............. $     1.52 $      1.16 $     0.25
                                              ========== =========== ==========

   Outstanding stock options and warrants to purchase 7,175,860 shares of common stock as of December 31, 1999 were not included in the computation of diluted shares per share because the options' and warrants' exercise prices were greater than the average market price of the common stock during the period.

NOTE 19--SUBSEQUENT EVENTS

   On February 22, 2000 the shareholders of both Building One and GroupMAC approved a merger of the two companies. Under the terms of the merger, each outstanding share of Building One's common stock was exchanged for 1.25 shares of GroupMAC common stock. As part of the merger, GroupMAC shareholders could elect to receive cash for up to 50% of their shares at $13.50 per share. As a result of this option, 11,052,000 shares of GroupMAC common stock were cancelled in the merger. In connection with the closing of the merger, GroupMAC amended its articles of incorporation to change the Company's name to Encompass Services Corporation ("Encompass").

   Concurrent with the closing of the merger, Apollo Management, L.P. exchanged its convertible junior subordinated debentures of $106,000 and $150,000 of cash for approximately $256,000 of Encompass

                       BUILDING ONE SERVICES CORPORATION

                 (Dollars in thousands, except per share data)

convertible preferred stock. The cash proceeds from the investment were used to fund the cash election option described above. The preferred stock bears a coupon rate of 7.25%, is payable on a quarterly basis, and will mature in 2012. The preferred stock is convertible into Encompass common stock at a conversion price of $14.00 per common share.

   Encompass entered into a new credit agreement with Bank of America, N.A. and Chase Bank of Texas, N.A. to provide a total of $800,000 in financing. This financing was used to satisfy all outstanding obligations under Building One's and GroupMAC's credit facilities. The Company's $200,000 of senior subordinated debt was assumed by Encompass and will remain outstanding.

   GroupMAC was the surviving legal entity in the merger. However, for accounting purposes, Building One is deemed to be the acquiror and, accordingly, the merger will be accounted for as a "reverse acquisition." Under this method of accounting, Encompass' historical results for periods prior to the merger will be the same as Building One's historical results.

   The following unaudited pro forma financial information gives effect to the merger with GroupMAC, the related financing, and acquisitions completed during the year ended December 31, 1999 as if they had been consummated on January 1, 1999 for purposes of the unaudited pro forma statement of operations data and as of December 31, 1999 for purposes of the unaudited pro forma balance sheet data.

Statement of Operations Data

(Dollars and shares in thousands)                                  Year Ended
                                                                  December 31,
                                                                  ------------
                                                                      1999
                                                                  ------------
Revenues.........................................................  $3,624,493
Cost of revenues.................................................   2,888,107
                                                                   ----------
    Gross profit.................................................     736,386
Selling, general and administrative expenses.....................     434,439
Goodwill amortization............................................      33,351
Merger and related charges.......................................       1,500
Restructuring and recapitalization charges.......................       8,020
                                                                   ----------
    Operating income.............................................     259,076
Other (income) expense:
  Interest expense...............................................      83,867
  Other, net.....................................................      (1,978)
                                                                   ----------
Income before taxes..............................................     177,187
Provision for income taxes.......................................      81,033
                                                                   ----------
Net income.......................................................  $   96,154
Preferred dividends..............................................     (18,495)
Amortization of deferred issue costs on mandatorily redeemable,
 convertible preferred stock.....................................        (313)
                                                                   ----------
Net income available to common shareholders......................  $   77,346
                                                                   ==========
Net income per common share--Basic...............................  $     1.23
                                                                   ==========
Net income per common share--Diluted.............................  $     1.18
                                                                   ==========
Weighted average shares outstanding--Basic.......................      62,856
                                                                   ==========
Weighted average shares outstanding--Diluted.....................      81,647
                                                                   ==========

                       BUILDING ONE SERVICES CORPORATION

                 (Dollars in thousands, except per share data)


Balance Sheet Data

                                                                       As of
                                                                    December 31,
                                                                        1999
                                                                    ------------
Current assets.....................................................  $  947,275
Goodwill and other intangibles, net................................   1,286,414
Other long-term assets.............................................     149,562
                                                                     ----------
    Total assets...................................................  $2,383,251
                                                                     ==========
Current liabilities................................................  $  500,006
Long-term debt.....................................................     924,284
Other long-term liabilities........................................      12,209
Mandatorily redeemable, convertible preferred stock................     251,353
Shareholders' equity...............................................     695,399
                                                                     ----------
    Total liabilities and shareholders' equity.....................  $2,383,251
                                                                     ==========

                       BUILDING ONE SERVICES CORPORATION

                            SELECTED FINANCIAL DATA
                     (In thousands, except per share data)

   The Selected Financial Data for the years ended December 31, 1997, 1998 and 1999 and as of December 31, 1998 and 1999 have been derived from Building One's audited consolidated financial statements which are included elsewhere in this Form 8-K/A. The Selected Financial Data for the year ended December 31, 1995 and as of December 31, 1995 and 1996 have been derived from our unaudited financial statements and the data as of December 31, 1997 and for the year ended December 31, 1996 have been derived from our audited financial statements all of which are not included in this Form 8-K/A. Our consolidated financial statements give retroactive effect to the three business combinations accounted for under the pooling-of-interests method during the year ended December 31, 1998 and include the results of the businesses acquired in business combinations accounted for under the purchase method from their respective acquisition dates. The consolidated financial statements for periods prior to the fiscal year ended December 31, 1998 reflect only the operating results of the three business combinations accounted for under the pooling-of-interests method of accounting.

                                     As of or For the Year Ended
                                            December 31,
                         ------------------------------------------------------
                           1995       1996      1997        1998        1999
                         ---------  --------- ---------  ----------  ----------
                            (Dollars in thousands, except per share data)
Statement of Operations
 Data:
Revenues................ $  57,287  $  63,202 $  70,101  $  809,601  $1,772,584
Cost of revenues........    48,783     53,664    58,857     636,225   1,419,117
                         ---------  --------- ---------  ----------  ----------
Gross profit............     8,504      9,538    11,244     173,376     353,467
Selling, general and
 administrative
 expenses...............     8,468      8,803    11,776     100,539     204,728
Goodwill amortization...       --         --        --        7,653      16,004
Restructuring and
 recapitalization
 charges................       --         --        --          --        8,020
                         ---------  --------- ---------  ----------  ----------
Operating income
 (loss).................        36        735      (532)     65,184     124,715
Other (income) expense
  Interest income.......       --         --     (2,056)    (19,373)     (5,743)
  Interest expense......       239        224       208       1,054      35,618
  Other, net............        (8)        83      (221)        (80)       (249)
                         ---------  --------- ---------  ----------  ----------
Income (loss) before
 income taxes...........      (195)       428     1,537      83,583      95,089
Provision (benefit) for
 income taxes...........        (5)        13        94      36,120      42,027
                         ---------  --------- ---------  ----------  ----------
Net income (loss)....... $    (190) $     415 $   1,443  $   47,463  $   53,062
                         =========  ========= =========  ==========  ==========
Net income (loss) per
 share--Basic........... $   (0.15) $    0.32 $    0.25  $     1.19  $     1.60
                         =========  ========= =========  ==========  ==========
Net income (loss) per
 share--Diluted......... $   (0.15) $    0.30 $    0.25  $     1.16  $     1.52
                         =========  ========= =========  ==========  ==========
Weighted average number
 of common shares
 outstanding--Basic..... 1,238,444  1,290,724 5,683,464  39,908,364  33,230,136
Weighted average number
 of common shares
 outstanding--Diluted... 1,238,444  1,405,840 5,865,550  40,928,452  37,124,959

                           1995       1996      1997        1998        1999
                         ---------  --------- ---------  ----------  ----------
Balance Sheet Data:
Working capital
 (deficit).............. $     (30) $      67 $ 528,235  $  307,390  $  219,133
Total assets............     8,132      9,629   539,159   1,043,922   1,313,754
Long-term debt, net of
 current maturities.....     1,589      1,890     1,679       3,287     590,930
Stockholders' equity....     1,299      1,578   529,480     837,537     428,757

   (b) Pro forma financial information.

                         ENCOMPASS SERVICES CORPORATION

                              UNAUDITED PRO FORMA
                              FINANCIAL STATEMENTS


   On February 22, 2000, the shareholders of both Group Maintenance America Corp. ("GroupMAC") and Building One Services Corporation ("Building One") approved a merger of the two companies (the "Merger"). Under the terms of the Merger, each outstanding share of Building One common stock was converted into
1.25 shares of GroupMAC common stock. In addition, approximately 11,052,000 shares of GroupMAC common stock were converted into cash at a rate of $13.50 per share pursuant to a cash election right available to GroupMAC shareholders. In connection with the closing of the Merger, GroupMAC amended its articles of incorporation to change the Company's name to Encompass Services Corporation ("Encompass").

   Concurrent with the closing of the Merger, an affiliate of Apollo Management, L.P. exchanged $106 million of Building One convertible junior subordinated debentures and $150 million of cash for approximately $256 million of Encompass convertible preferred stock. The preferred stock will mature in 2012, will bear a dividend yield coupon rate of 7.25% and will be convertible into shares of Encompass common stock at a conversion price of $14 per common share. The proceeds from the issuance of the convertible preferred stock were used to fund the cash election feature of the Merger.

   On February 22, 2000, Encompass entered into a new credit agreement to provide a total of $800 million in financing. The proceeds of this new credit agreement were used to refinance the existing revolving credit facilities of GroupMAC and Building One, as well as GroupMAC's senior subordinated notes. In addition, Encompass assumed the 10 1/2% Senior Subordinated Notes due 2009 of Building One.

   GroupMAC was the surviving legal entity in the Merger. However, for accounting purposes, Building One is deemed to be the acquiror and, accordingly, the Merger is accounted for as a "reverse acquisition". Under this method of accounting, Encompass' historical results for periods prior to the Merger are the same as Building One's historical results. As of the date of the Merger, the assets and liabilities of GroupMAC are recorded at their estimated fair values.

   The following Encompass unaudited pro forma financial statements utilize the unaudited pro forma financial statements of GroupMAC and Building One as of December 31, 1999 and for the year ended December 31, 1999, which give effect to the acquisitions made by each company during 1999 including amounts owed in connection with those acquisitions. The Encompass unaudited pro forma financial statements give effect to the transactions highlighted above as if the transactions had occurred on December 31, 1999 for purposes of the Encompass unaudited pro forma balance sheet, and on January 1, 1999 for purposes of the Encompass unaudited pro forma statement of operations. The unaudited pro forma financial statements for Encompass are derived from the separate pro forma financial statements of GroupMAC and Building One set forth immediately following these Encompass unaudited pro forma financial statements.

   The pro forma adjustments are based on preliminary estimates and certain assumptions that Encompass believes are reasonable under the circumstances. The preliminary allocation of the purchase price to assets and liabilities of GroupMAC reflects the assumption that assets and liabilities are carried at historical amounts which approximate fair market value. The actual allocation of the purchase price may differ from that reflected in the unaudited pro forma financial statements after a more extensive review of the fair market values of the assets and liabilities has been completed.

   Management cannot fully quantify the cost savings and synergies associated with the combined company. It is anticipated that any such savings will be partially offset by the cost of additional corporate infrastructure to support the combined operation. Accordingly, no pro forma adjustments related to these cost savings and synergies have been included in the unaudited pro forma financial information of Encompass.

   The following Encompass unaudited pro forma financial statements are based on assumptions and include adjustments as explained in the notes thereto. The Encompass unaudited pro forma financial statements are not necessarily indicative of the actual financial results that would have occurred if the transactions described above had been effective on and as of the dates indicated and may not be indicative of operations in future periods or as of future dates. The Encompass unaudited pro forma financial statements should be read in conjunction with the notes thereto and the following documents included or incorporated by reference herein:

  . the historical audited consolidated financial statements and notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations" of GroupMAC on Form 10-K and the historical audited consolidated financial statements and notes thereto of Building One included in this Form 8-K/A as of December 31, 1999 and for the year then ended;

  . the separate company unaudited pro forma financial statements and notes thereto of GroupMAC and Building One set forth immediately following the Encompass unaudited pro forma financial statements.

                        ENCOMPASS SERVICES CORPORATION

                       UNAUDITED PRO FORMA BALANCE SHEET
                               December 31, 1999

                                (in thousands)

                                 Building
                      GroupMAC     One
                     Pro Forma  Pro Forma
      ASSETS         ---------- ----------
CURRENT ASSETS:
 Cash and cash
 equivalents.......  $      --  $      --
 Accounts
 receivable, net
 of allowance......     338,137    400,326
 Inventories.......      22,551     10,323
 Costs and
 estimated
 earnings in
 excess of
 billings on
 uncompleted
 contracts.........      59,334     59,418
 Prepaid expenses
 and other current
 assets............      11,733     15,536
 Deferred tax
 asset.............      10,537      4,168
 Refundable income
 taxes.............         --       1,757
                     ---------- ----------
   Total current
   assets..........     442,292    491,528
                     ---------- ----------
PROPERTY AND
EQUIPMENT, net.....      59,051     63,288
GOODWILL AND OTHER
INTANGIBLES, net...     541,776    712,960
DEFERRED DEBT ISSUE
COSTS, net.........      12,917     20,411
OTHER LONG-TERM
ASSETS.............       2,045      8,482
                     ---------- ----------
   Total assets....  $1,058,081 $1,296,669
                     ========== ==========


  LIABILITIES AND
   SHAREHOLDERS'
      EQUITY
  ---------------
CURRENT
LIABILITIES:
 Accounts
 payable...........  $  102,115 $  107,319
 Accrued
 compensation......      44,016     39,873
 Accrued
 liabilities.......      20,161     38,468
 Billings in
 excess of costs
 and estimated
 earnings on
 uncompleted
 contracts.........      55,144     86,122
 Income taxes
 payable...........       2,740        --
 Other current
 liabilities.......       8,475        --
                     ---------- ----------
   Total current
   liabilities.....     232,651    271,782
REVOLVING CREDIT
FACILITY...........     257,688    166,584
TERM CREDIT
FACILITY...........         --     124,063
SENIOR SUBORDINATED
NOTES, net of
unamortized
discount...........     130,000    195,793
JUNIOR SUBORDINATED
NOTES..............       4,150        --
CONVERTIBLE JUNIOR
SUBORDINATED
DEBENTURES.........         --     105,103
DEFERRED TAX
LIABILITY..........       6,138      2,085
OTHER LONG-TERM
LIABILITIES........       1,484      2,502
MANDATORILY
REDEEMABLE,
CONVERTIBLE
PREFERRED STOCK....         --         --
SHAREHOLDERS'
EQUITY
 Common stock......          39         28
 Additional paid-
 in capital........     390,957    329,125
 Retained
 earnings..........      34,974    100,317
 Accumulated other
 comprehensive
 loss..............         --        (713)
                     ---------- ----------
   Total
   shareholders'
   equity..........     425,970    428,757
                     ---------- ----------
   Total
   liabilities and
   shareholders'
   equity..........  $1,058,081 $1,296,669
                     ========== ==========

                                                                    Merger Transaction
                     -----------------------------------------------------------------------------------------------------
                       Apollo Investment                              Record Goodwill on Merger
                     ---------------------- ------------------------------------------------------------------------------
                                                                       Put of         Write-off
                     Preferred  Pref Stock/ Cancellation   Merger     GroupMAC        GroupMAC      Eliminate    Reverse
                       Stock     Conv Deb   of GroupMAC    Costs,   Sr Sub Notes,    credit line    GroupMAC   Acquisition
                     Investment  Exchange      Common    net of tax  net of tax   costs, net of tax  Equity    of GroupMAC
                        (a)         (b)      Stock (c)      (d)          (e)             (f)           (g)         (h)
      ASSETS         ---------- ----------- ------------ ---------- ------------- ----------------- ---------- -----------
CURRENT ASSETS:
 Cash and cash
 equivalents.......   $146,250   $    --     $(146,250)   $   --      $     --         $   --       $     --    $    --
 Accounts
 receivable, net
 of allowance......        --         --           --         --            --             --             --         --
 Inventories.......        --         --           --         --            --             --             --         --
 Costs and
 estimated
 earnings in
 excess of
 billings on
 uncompleted
 contracts.........        --         --           --         --            --             --             --         --
 Prepaid expenses
 and other current
 assets............        --         --           --         --            --             --             --         --
 Deferred tax
 asset.............        --         --           --         --            --             --             --         --
 Refundable income
 taxes.............        --         --           --       3,187         5,925          1,150            --         --
                     ---------- ----------- ------------ ---------- ------------- ----------------- ---------- -----------
   Total current
   assets..........    146,250        --      (146,250)     3,187         5,925          1,150            --         --
                     ---------- ----------- ------------ ---------- ------------- ----------------- ---------- -----------
PROPERTY AND
EQUIPMENT, net.....        --         --           --         --            --             --             --         --
GOODWILL AND OTHER
INTANGIBLES, net...        --         --           --      17,383         9,268          1,800       (275,970)   279,197
DEFERRED DEBT ISSUE
COSTS, net.........        --      (4,397)         --         --         (9,968)        (2,950)           --         --
OTHER LONG-TERM
ASSETS.............        --         --           --      (1,881)          --             --             --         --
                     ---------- ----------- ------------ ---------- ------------- ----------------- ---------- -----------
   Total assets....   $146,250   $ (4,397)   $(146,250)   $18,689     $   5,225        $   --       $(275,970)  $279,197
                     ========== =========== ============ ========== ============= ================= ========== ===========

                       Pro Forma
                       Encompass
                       Prior to
                      Refinancing
      ASSETS          ------------
CURRENT ASSETS:
 Cash and cash
 equivalents.......   $      --
 Accounts
 receivable, net
 of allowance......      738,463
 Inventories.......       32,874
 Costs and
 estimated
 earnings in
 excess of
 billings on
 uncompleted
 contracts.........      118,752
 Prepaid expenses
 and other current
 assets............       27,269
 Deferred tax
 asset.............       14,705
 Refundable income
 taxes.............       12,019
                      ------------
   Total current
   assets..........      944,082
                      ------------
PROPERTY AND
EQUIPMENT, net.....      122,339
GOODWILL AND OTHER
INTANGIBLES, net...    1,286,414
DEFERRED DEBT ISSUE
COSTS, net.........       16,013
OTHER LONG-TERM
ASSETS.............        8,646
                      ------------
   Total assets....   $2,377,494
                      ============


  LIABILITIES AND
   SHAREHOLDERS'
      EQUITY
  ---------------
CURRENT
LIABILITIES:
 Accounts
 payable...........   $    --    $    --     $     --     $   --      $     --         $   --       $     --    $    --
 Accrued
 compensation......        --         --           --         --            --             --             --         --
 Accrued
 liabilities.......        --         --           --      (1,687)          --             --             --         --
 Billings in
 excess of costs
 and estimated
 earnings on
 uncompleted
 contracts.........        --         --           --         --            --             --             --         --
 Income taxes
 payable...........        --      (1,715)         --      (1,025)          --             --             --         --
 Other current
 liabilities.......        --         --           --         --            --             --             --         --
                     ---------- ----------- ------------ ---------- ------------- ----------------- ---------- -----------
   Total current
   liabilities.....        --      (1,715)         --      (2,712)          --             --             --         --
REVOLVING CREDIT
FACILITY...........        --         --         3,750     26,281       135,225            --             --         --
TERM CREDIT
FACILITY...........        --         --           --         --            --             --             --         --
SENIOR SUBORDINATED
NOTES, net of
unamortized
discount...........        --         --           --         --       (130,000)           --             --         --
JUNIOR SUBORDINATED
NOTES..............        --         --           --         --            --             --             --         --
CONVERTIBLE JUNIOR
SUBORDINATED
DEBENTURES.........        --    (105,103)         --         --            --             --             --         --
DEFERRED TAX
LIABILITY..........        --         --           --         --            --             --             --         --
OTHER LONG-TERM
LIABILITIES........        --         --           --         --            --             --             --         --
MANDATORILY
REDEEMABLE,
CONVERTIBLE
PREFERRED STOCK....    146,250    105,103          --         --            --             --             --         --
SHAREHOLDERS'
EQUITY
 Common stock......        --         --           (11)       --            --             --             (28)        35
 Additional paid-
 in capital........        --         --      (149,989)       --            --             --        (240,968)   279,162
 Retained
 earnings..........        --      (2,682)         --      (4,880)          --             --         (34,974)       --
 Accumulated other
 comprehensive
 loss..............        --         --           --         --            --             --             --         --
                     ---------- ----------- ------------ ---------- ------------- ----------------- ---------- -----------
   Total
   shareholders'
   equity..........        --      (2,682)    (150,000)    (4,880)          --             --        (275,970)   279,197
                     ---------- ----------- ------------ ---------- ------------- ----------------- ---------- -----------
   Total
   liabilities and
   shareholders'
   equity..........   $146,250   $ (4,397)   $(146,250)   $18,689     $   5,225        $   --       $(275,970)  $279,197
                     ========== =========== ============ ========== ============= ================= ========== ===========

  LIABILITIES AND
   SHAREHOLDERS'
      EQUITY
  ---------------
CURRENT
LIABILITIES:
 Accounts
 payable...........  $  209,434
 Accrued
 compensation......      83,889
 Accrued
 liabilities.......      56,942
 Billings in
 excess of costs
 and estimated
 earnings on
 uncompleted
 contracts.........     141,266
 Income taxes
 payable...........         --
 Other current
 liabilities.......       8,475
                     ------------
   Total current
   liabilities.....     500,006
REVOLVING CREDIT
FACILITY...........     589,528
TERM CREDIT
FACILITY...........     124,063
SENIOR SUBORDINATED
NOTES, net of
unamortized
discount...........     195,793
JUNIOR SUBORDINATED
NOTES..............       4,150
CONVERTIBLE JUNIOR
SUBORDINATED
DEBENTURES.........         --
DEFERRED TAX
LIABILITY..........       8,223
OTHER LONG-TERM
LIABILITIES........       3,986
MANDATORILY
REDEEMABLE,
CONVERTIBLE
PREFERRED STOCK....     251,353
SHAREHOLDERS'
EQUITY
 Common stock......          63
 Additional paid-
 in capital........     608,287
 Retained
 earnings..........      92,755
 Accumulated other
 comprehensive
 loss..............        (713)
                     ------------
   Total
   shareholders'
   equity..........     700,392
                     ------------
   Total
   liabilities and
   shareholders'
   equity..........  $2,377,494
                     ============

   The accompanying notes are an integral part of these unaudited pro forma financial statements.

                        ENCOMPASS SERVICES CORPORATION

                               December 31, 1999
                                (in thousands)

                                                              Refinancing
                                               -----------------------------------------
                                                                        Write-off
                                               Refinance existing  Building One credit
                          Pro Forma Encompass  revolver balances  line costs, net of tax Pro Forma
         ASSETS           Prior to Refinancing        (i)                  (j)           Encompass
         ------           -------------------- ------------------ ---------------------- ----------
CURRENT ASSETS:
 Cash and cash
 equivalents............       $      --            $    --              $   --          $      --
 Accounts receivable,
 net of allowance.......          738,463                --                  --             738,463
 Inventories............           32,874                --                  --              32,874
 Costs and estimated
 earnings in excess of
 billings on
 uncompleted
 contracts..............          118,752                --                  --             118,752
 Prepaid expenses and
 other current assets...           27,269                --                  --              27,269
 Deferred tax asset.....           14,705                --                  --              14,705
 Refundable income
 taxes..................           12,019                --                3,193             15,212
                               ----------           --------             -------         ----------
   Total current
   assets...............          944,082                --                3,193            947,275
                               ----------           --------             -------         ----------
PROPERTY AND EQUIPMENT,
net.....................          122,339                --                  --             122,339
GOODWILL AND OTHER
INTANGIBLES, net........        1,286,414                --                  --           1,286,414
DEFERRED DEBT ISSUE
COSTS, net..............           16,013             10,750              (8,186)            18,577
OTHER LONG-TERM ASSETS..            8,646                --                  --               8,646
                               ----------           --------             -------         ----------
   Total assets.........       $2,377,494           $ 10,750             $(4,993)        $2,383,251
                               ==========           ========             =======         ==========
    LIABILITIES AND
  SHAREHOLDERS' EQUITY
  --------------------
CURRENT LIABILITIES:
 Accounts payable.......       $  209,434           $    --              $   --          $  209,434
 Accrued compensation...           83,889                --                  --              83,889
 Accrued liabilities....           56,942                --                  --              56,942
 Billings in excess of
 costs and estimated
 earnings on
 uncompleted
 contracts..............          141,266                --                  --             141,266
 Income taxes payable...               --                --                  --                 --
 Other current
 liabilities............            8,475                --                  --               8,475
                               ----------           --------             -------         ----------
   Total current
   liabilities..........          500,006                --                  --             500,006
REVOLVING CREDIT
FACILITY................          589,528           (589,528)                --                 --
NEW CREDIT FACILITY--
Revolver................              --             424,341                 --             424,341
NEW CREDIT FACILITY--
Delayed Draw Term A.....              --             130,000                 --             130,000
NEW CREDIT FACILITY--
Term B..................              --             170,000                 --             170,000
TERM CREDIT FACILITY....          124,063           (124,063)                --                 --
SENIOR SUBORDINATED
NOTES, net of
unamortized discount....          195,793                --                  --             195,793
JUNIOR SUBORDINATED
NOTES...................            4,150                --                  --               4,150
CONVERTIBLE JUNIOR
SUBORDINATED
DEBENTURES..............              --                 --                  --                 --
DEFERRED TAX LIABILITY..            8,223                --                  --               8,223
OTHER LONG-TERM
LIABILITIES.............            3,986                --                  --               3,986
MANDATORILY REDEEMABLE,
CONVERTIBLE PREFERRED
STOCK...................          251,353                --                  --             251,353
SHAREHOLDERS' EQUITY
 Common stock...........               63                --                  --                  63
 Additional paid-in
 capital................          608,287                --                  --             608,287
 Retained earnings......           92,755                --               (4,993)            87,762
 Accumulated other
 comprehensive loss.....             (713)               --                  --                (713)
                               ----------           --------             -------         ----------
   Total shareholders'
   equity...............          700,392                --               (4,993)           695,399
                               ----------           --------             -------         ----------
   Total liabilities and
   shareholders'
   equity...............       $2,377,494           $ 10,750             $(4,993)        $2,383,251
                               ==========           ========             =======         ==========

   The accompanying notes are an integral part of these unaudited pro forma financial statements.

                         ENCOMPASS SERVICES CORPORATION

                  UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                 FOR THE TWELVE MONTHS ENDED DECEMBER 31, 1999
                     (in thousands, except per share data)

                                                                  Pro Forma
                                       Building    Pro Forma      Encompass       Pro Forma
                           GroupMAC      One        Merger        Prior to       Refinancing  Pro Forma
                          Pro Forma   Pro Forma   Adjustments    Refinancing     Adjustments  Encompass
                          ----------  ----------  -----------    -----------     -----------  ----------
REVENUES................  $1,671,143  $1,953,350   $    --       $3,624,493         $ --      $3,624,493
COST OF SERVICES........   1,328,635   1,559,472        --        2,888,107           --       2,888,107
                          ----------  ----------   --------      ----------         -----     ----------
 Gross profit...........     342,508     393,878        --          736,386           --         736,386
SELLING, GENERAL AND
 ADMINISTRATIVE
 EXPENSES...............     211,331     223,108        --          434,439           --         434,439
MERGER AND RELATED
 CHARGES................       3,725         --      (2,225)(a)       1,500           --           1,500
RESTRUCTURING AND
 RECAPITALIZATION
 CHARGES................         --        8,020        --            8,020           --           8,020
AMORTIZATION OF
 GOODWILL...............      14,024      18,578        749 (b)      33,351           --          33,351
                          ----------  ----------   --------      ----------         -----     ----------
   Income from
    operations..........     113,428     144,172      1,476         259,076           --         259,076
OTHER INCOME (EXPENSE):
 Interest expense.......     (35,294)    (58,285)     9,735 (c)     (83,844)         (23) (h)    (83,867)
 Interest income........         --          --         --              --            --             --
 Other..................       1,306         672        --            1,978           --           1,978
                          ----------  ----------   --------      ----------         -----     ----------
   Income before income
    tax provision.......      79,440      86,559     11,211         177,210          (23)        177,187
INCOME TAX PROVISION....      36,241      41,004      3,797 (d)      81,042           (9) (i)     81,033
                          ----------  ----------   --------      ----------         -----     ----------
NET INCOME..............  $   43,199  $   45,555   $  7,414      $   96,168         $(14)     $   96,154
Preferred dividends.....         --          --     (18,495)(e)     (18,495)          --         (18,495)
Amortization of deferred
 issue costs on
 mandatorily redeemable,
 convertible preferred
 stock..................         --          --        (313)(f)        (313)          --            (313)
                          ----------  ----------   --------      ----------         -----     ----------
NET INCOME AVAILABLE TO
 COMMON SHAREHOLDERS....  $   43,199  $   45,555   $(11,394)     $   77,360         $(14)     $   77,346
                          ==========  ==========   ========      ==========         =====     ==========
NET INCOME PER SHARE--
 BASIC..................  $     1.11  $     1.62                 $     1.23 (g)               $     1.23 (j)
                          ==========  ==========                 ==========                   ==========
WEIGHTED AVERAGE
 SHARES--BASIC..........      38,773      28,108                     62,856 (g)                   62,856 (j)
                          ==========  ==========                 ==========                   ==========
NET INCOME PER SHARE--
 DILUTED................  $     1.11  $     1.53                 $     1.18 (g)               $     1.18 (j)
                          ==========  ==========                 ==========                   ==========
WEIGHTED AVERAGE
 SHARES--DILUTED........      39,090      33,009                     81,647 (g)                   81,647 (j)
                          ==========  ==========                 ==========                   ==========


    The accompanying notes are an integral part of these unaudited pro forma financial statements.

                        ENCOMPASS SERVICES CORPORATION

               NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS

1. UNAUDITED PRO FORMA BALANCE SHEET ADJUSTMENTS

   The following summarizes the unaudited pro forma balance sheet adjustments (in thousands except per share amounts):

  a) Records the shares of preferred stock issued to Apollo in exchange for $150,000 in cash, net of estimated issuance costs of approximately $3,750.

  b) Records the shares of preferred stock issued to Apollo in exchange for the Building One convertible debt in the amount of $105,103 (including in-kind accrued interest of $5,103 through December 31, 1999). The Building One convertible debt had a balance of approximately $106,000 as of the closing of the transactions. Also records the write-off of $4,397 of unamortized deferred debt issue costs associated with the Building One convertible debt and the associated tax benefit of $1,715 at a 39% effective tax rate directly to Encompass' retained earnings. This net of tax charge of $2,682 will be reflected in the historical statement of operations of Encompass during the quarter ended March 31, 2000. See Note 3.

  c) Records the number of shares of and options on GroupMAC common stock cancelled in the cash election right with the cash proceeds of the preferred stock issuance discussed in Note 1a above as follows:

    Cash available to cancel shares and options in the cash election right..........................................................  $150,000
    Cash election price per share/option............................  $  13.50
                                                                      --------
    Number of shares and options cancelled in the cash election
     right..........................................................    11,111
    Option share reduction amount...................................        59
                                                                      --------
    Number of shares cancelled in the cash election right...........    11,052
                                                                      ========

  d) Records the estimated cash merger costs of GroupMAC and Building One along with the related tax benefit as follows:

                                                                     Building
                                                            GroupMAC   One
                                                            -------- --------
    Estimated nondeductible brokerage, legal, accounting
     and other professional fees........................... $10,212  $ 7,688
    Estimated deductible severance costs...................   2,800    6,500
    Estimated deductible office closing costs and other
     exit activities costs.................................     --     1,500
                                                            -------  -------
    Total estimated merger costs........................... $13,012  $15,688
                                                            =======  =======
    Tax benefit on deductible costs at 39%................. $ 1,092  $ 3,120
                                                            =======  =======

   In connection therewith, the net of tax amount of $4,880 related to Building One severance and reserves for the closing of duplicate office space has been recorded directly to Encompass retained earnings. This net of tax charge of $4,880 will be reflected in the historical statement of operations of Encompass during the quarter ended March 31, 2000. See Note 3.

  e) Records the refinancing of GroupMAC's $130,000 Senior Subordinated Notes at 103%, resulting in a premium of $3,900 plus $1,325 in related expenses, the elimination of $9,968 in related deferred debt issue costs and the associated tax benefits of $5,925 at a 39% effective tax rate.

  f) Represents the elimination of GroupMAC's unamortized deferred debt issue costs of $2,950 related to its existing revolving credit facility and the associated tax benefit of $1,150 at a 39% effective tax rate.

  g) Records the elimination of GroupMAC's pro forma shareholders' equity as of December 31, 1999 after adjusting for the number of shares of GroupMAC common stock cancelled in the cash election merger discussed in Note 1c above.

                         ENCOMPASS SERVICES CORPORATION

1. UNAUDITED PRO FORMA BALANCE SHEET ADJUSTMENTS--(Continued)

  h) Records the effects of the reverse acquisition of GroupMAC by Building One, including the entries to adjust the par value of common stock of Building One to reflect the capital structure of GroupMAC, the legal surviving corporation in the Merger, as follows:

                                                              Common   Options/
                                                              Stock    Warrants
                                                             --------  --------
    GroupMAC number of shares, options and warrants
     outstanding at
     December  31, 1999....................................    38,773     5,067
    Shares cancelled in the cash election right............   (11,052)      (59)
                                                             --------  --------
    GroupMAC number of shares outstanding after the cash
     election right........................................    27,721     5,008
    Reciprocal of the exchange ratio utilized to convert
     Building One shares to GroupMAC shares (1.00/1.25)....      0.80      0.80
                                                             --------  --------
    Building One equivalent shares.........................    22,177     4,006
    Building One five day share price average with 11/03/99
     as the midpoint/Black-Scholes option valuation........  $ 11.325  $   7.00
                                                             --------  --------
    Fair value of GroupMAC shares, options and warrants....  $251,152  $ 28,045
                                                             ========  ========
    Total value of shares, options and warrants on the
     reverse acquisition...................................            $279,197
    Estimated Building One merger costs....................               7,688
                                                                       --------
    Total purchase consideration...........................            $286,885
                                                                       ========

   The preliminary adjustments to revalue the assets and liabilities of GroupMAC to fair value and allocate the excess purchase consideration over the fair value of net assets are as follows:

    Book value of GroupMAC's net assets............................... $255,207
    Other intangible assets...........................................   10,000
    Goodwill..........................................................   21,678
                                                                       --------
                                                                       $286,885
                                                                       ========

     The book value of GroupMAC's net assets has been adjusted for the cancellation of shares of GroupMAC common stock in the cash election right, the elimination of deferred financing costs, and the accrual of merger costs and severance costs resulting from the merger.

     The total consideration has been allocated to the assets and liabilities of GroupMAC based on the assumption that assets and liabilities are carried at historical amounts which approximate fair market value. The other intangible assets primarily relate to workforce and customer lists. The purchase price allocation is subject to change based on the final determination of the fair value of GroupMAC's net assets on the effective date of the merger. Management does not believe the final purchase price allocation will differ materially from the preliminary purchase price allocation.

  i) Represents the refinancing of the GroupMAC and Building One existing revolving and term credit facilities with the $800,000 of financing from Bank of America, N.A. and Chase Bank of Texas, N.A. (as co-lead arrangers and co-book managers) and other financial institutions. Also records estimated deferred debt issue costs of $10,750 related to this refinancing.

  j) Represents the elimination of Building One's unamortized deferred debt issue costs of $8,186 related to its existing revolving and term credit facility and the associated tax benefit of $3,193 at a 39% effective tax rate directly to Encompass' retained earnings. This net of tax charge of $4,993 will be reflected in the historical statement of operations of Encompass during the quarter ended March 31, 2000. See Note 3.

                         ENCOMPASS SERVICES CORPORATION

2. UNAUDITED PRO FORMA STATEMENT OF OPERATIONS ADJUSTMENTS

   The following summarizes the unaudited pro forma statement of operations adjustments (in thousands except per share amounts):

  a) Represents the elimination of brokerage, legal, accounting and other professional fees directly attributable to the Merger incurred by GroupMAC for the period ended December 31, 1999.

  b) Reflects the adjustment necessary to reflect the amortization of goodwill and other intangible assets generated from the balance sheet adjustments discussed in Note 1 above. The goodwill is amortized over a 40-year estimated life and the other intangible assets are amortized over a weighted average estimated life of 15 years.

  c) Represents the adjustment necessary to reflect the net decrease in interest expense related to exchanging Building One convertible debt for preferred stock discussed in Note 1b, the financing of issuance costs for the cancellation of shares of GroupMAC common stock discussed in Note 1c, the financing of each company's merger costs discussed in Note 1d and the refinancing of GroupMAC's $130,000 Senior Subordinated Notes discussed in
     Note 1e. A summary of the pro forma debt outstanding of the separate companies and Encompass and a summary of the pro forma interest expense (including amounts recognized in the historical financial statements and the separate company unaudited pro forma financial statements) are set forth in Note 4.

  d) Reflects the incremental provision for federal and state income taxes related to the reduction in interest expense discussed in Note 2c.

  e) Represents the annual dividend yield on the $255,103 face amount of the preferred stock discussed in Notes 1a and 1b above at a 7.25% coupon rate.

  f) Represents the annual amortization of the estimated preferred stock issuance costs of $3,750 discussed in Note 1a over the twelve-year term of the preferred stock.

                         ENCOMPASS SERVICES CORPORATION

2. UNAUDITED PRO FORMA STATEMENT OF OPERATIONS ADJUSTMENTS--(Continued)

  g) The calculation of the combined weighted average shares outstanding and basic and diluted earnings per share before refinancing adjustments is as follows:

                                                                  Twelve Months
                                                                      Ended
                                                                  December 31,
                                                                      1999
                                                                  -------------
    Weighted Average Shares Outstanding:
    Basic:
    Weighted average shares outstanding--GroupMAC...............      38,773
    Weighted average shares outstanding--Building One...........      28,108
                                                                     -------
    Weighted average shares outstanding--Encompass..............      66,881
    Shares cancelled in the cash election right discussed in
     Note 1c....................................................     (11,052)
    Incremental shares from conversion of Building One shares to
     GroupMAC shares at a 1.25 to 1.00 ratio....................       7,027
                                                                     -------
    Weighted average shares outstanding--Basic..................      62,856
                                                                     =======
    Diluted:
    Weighted average shares outstanding--GroupMAC...............      39,090
    Weighted average shares outstanding--Building One...........      33,009
                                                                     -------
    Weighted average shares outstanding--Encompass..............      72,099
    Shares cancelled in the cash election right discussed in
     Note 1c....................................................     (11,087)
    Incremental shares from conversion of Building One shares to
     GroupMAC shares at a 1.25 to 1.00 ratio....................       7,027
    Elimination of dilutive effect of $105,103 face amount of
     Building One convertible debt exchanged for preferred stock
     discussed in Note 1b.......................................      (4,671)
    Dilutive effect of $255,103 face amount of preferred stock
     at a $14.00 conversion price discussed in Note 1a and 1b...      18,222
    Incremental shares from conversion of Building One
     contingently issuable shares, options and warrants to
     GroupMAC shares at a 1.25 to 1.00 ratio....................          57
                                                                     -------
    Weighted average shares outstanding--Diluted................      81,647
                                                                     =======
    Earnings Per Share:
    Basic Before Refinancing:
    Net income available to common shareholders.................     $77,360
    Basic weighted average shares outstanding...................      62,856
                                                                     -------
    Basic earnings per share....................................     $  1.23
                                                                     =======
    Diluted Before Refinancing:
    Net income available to common shareholders.................     $77,360
    Plus preferred stock dividends..............................      18,495
    Plus amortization of deferred preferred stock issuance
     costs......................................................         313
                                                                     -------
    Net income on an if-converted basis.........................     $96,168
    Diluted weighted average shares outstanding.................      81,647
                                                                     -------
    Diluted earnings per share..................................     $  1.18
                                                                     =======

                         ENCOMPASS SERVICES CORPORATION

2. UNAUDITED PRO FORMA STATEMENTS OF OPERATIONS ADJUSTMENTS--(Continued)


  h) Represents the adjustment necessary to reflect the net increase in interest expense related to the refinancing of the GroupMAC and Building One existing revolving and term credit facilities along with the financing of the estimated deferred debt issue costs of $10,750 related to this refinancing. A summary of the pro forma debt outstanding before and after the refinancing and a summary of the pro forma interest expense after the refinancing (including amounts recognized in the historical financial statements and the separate company unaudited pro forma financial statements) are set forth in Note 4. The impact of a 1/8% change on the effective interest rate applicable to the debt of Encompass which is subject to changes in interest rates would be $905 for the year ended December 31, 1999.

  i) Represents the reduction of the provision for federal and state income taxes related to the refinancing activities discussed in Note 2h.

  j) The calculation of the combined basic and diluted earnings per share after refinancing adjustments is as follows:

                                                                 Twelve Months
                                                                     Ended
                                                                 December 31,
                                                                     1999
                                                                 -------------
    Earnings Per Share:
    Basic After Refinancing:
    Net income available to common shareholders.................    $77,346
    Basic weighted average shares from Note 2g..................     62,856
                                                                    -------
    Basic earnings per share....................................    $  1.23
                                                                    =======
    Diluted After Refinancing:
    Net income available to common shareholders.................    $77,346
    Plus preferred stock dividends..............................     18,495
    Plus amortization of deferred preferred stock issuance
     costs......................................................        313
                                                                    -------
    Net income on an if-converted basis.........................    $96,154
    Diluted weighted average shares from Note 2g................     81,647
                                                                    -------
    Diluted earnings per share..................................    $  1.18
                                                                    =======

3. SUMMARY OF NON-RECURRING COSTS ASSOCIATED WITH THE TRANSACTIONS (in thousands)

   The accompanying unaudited pro forma statement of operations do not reflect the following costs and expenses that Encompass will record in the quarter ended March 31, 2000 related to: (i) existing Building One financing arrangements to be extinguished; and (ii) severance and office closing costs and other exit activities costs, as a part of the transactions highlighted in
Note 1.

                         ENCOMPASS SERVICES CORPORATION

3. SUMMARY OF NON-RECURRING COSTS ASSOCIATED WITH THE TRANSACTIONS (in thousands)--(Continued)

   For pro forma financial statement purposes, these costs and expenses, net of tax effect, have been shown as a direct reduction to Encompass' retained earnings. However, these costs and expenses will be reflected in the historical statements of operations of Encompass during the quarter ended March 31, 2000 and will be classified as follows:

   Selling, General and Administrative Expenses:
     Severance costs.................................................. $ 6,500
     Office closing costs and other exit activities costs.............   1,500
                                                                       -------
       Total charge...................................................   8,000
     Tax benefit at 39%...............................................   3,120
                                                                       -------
       Net of tax impact.............................................. $ 4,880
                                                                       =======
   Extraordinary Items:
     Deferred debt issue costs on Building One convertible debt....... $ 4,397
     Deferred debt issue costs on Building One existing revolving and
      term credit facility............................................   8,186
                                                                       -------
                                                                        12,583
     Tax benefit at 39%...............................................   4,908
                                                                       -------
     Net of tax impact................................................ $ 7,675
                                                                       =======

                        ENCOMPASS SERVICES CORPORATION

4. PRO FORMA INTEREST EXPENSE FOR THE TWELVE MONTHS ENDED DECEMBER 31, 1999-- PRO FORMA ENCOMPASS PRIOR TO REFINANCING (in thousands)

                                                        Merger Adjustments
                                           --------------------------------------------
                     GroupMAC              Preferred                            Put       Pro Forma
                       Pro    Building One   Stock      Conv Pref             GroupMAC    Encompass
                      Forma    Pro Forma   Issuance  Stock/Debenture Merger    Sr Sub     Prior to   Interest
                     Balances   Balances     Costs      Exchange      Costs    Notes     Refinancing   Rate
                     -------- ------------ --------- --------------- ------- ----------  ----------- --------
Long-Term Senior
Debt:
 Pro Forma
 December 31, 1999
 Existing Credit
 Agreements--
 GroupMAC..........  $257,688   $    --     $3,750     $      --     $11,062 $  135,225   $407,725     7.30%(i)
 Pro Forma
 December 31, 1999
 Existing
 Revolving Credit
 Facility--
 Building One......       --     166,584       --             --      15,219        --     181,803     8.71%(ii)
 Pro Forma
 December 31, 1999
 Existing Term
 Credit Facility--
 Building One......       --     124,063       --             --         --         --     124,063     8.71%(ii)
 Commitment fees
 under Credit
 Facility
 Agreements........       --         --        --             --         --         --         --
 Letter of Credit
 fees under Credit
 Facility
 Agreements........       --         --        --             --         --         --         --
 Amortization of
 deferred debt
 issue costs under
 Credit Facility
 Agreements........       --         --        --             --         --         --         --
                     --------   --------    ------     ----------    ------- ----------   --------
   Total long-term
   senior
   debt/interest
   expense.........  $257,688   $290,647    $3,750     $      --     $26,281 $  135,225   $713,591     8.59%
                     ========   ========    ======     ==========    ======= ==========   ========    ======
Long-Term Senior
Subordinated Debt:
 Pro Forma
 December 31, 1999
 senior
 subordinated
 notes--GroupMAC...  $130,000   $    --     $  --      $      --     $   --  $ (130,000)  $    --
 Pro Forma
 December 31, 1999
 senior
 subordinated
 notes--
 Building One......       --     200,000       --             --         --         --     200,000    10.50%(vi)
 Unamortized
 balance of
 discount on
 Building One
 senior
 subordinated
 notes.............       --      (4,207)      --             --         --         --      (4,207)
 Amortization of
 deferred debt
 issue costs and
 discount..........       --         --        --             --         --         --         --
                     --------   --------    ------     ----------    ------- ----------   --------
   Total long-term
   senior
   subordinated
   debt/interest
   expense.........  $130,000   $195,793    $  --      $      --     $   --  $ (130,000)  $195,793    11.38%
                     ========   ========    ======     ==========    ======= ==========   ========    ======
Long-Term Junior
Subordinated Debt:
 Pro Forma
 December 31, 1999
 long-term junior
 subordinated
 note..............  $  1,650   $    --     $  --      $      --     $   --  $      --    $  1,650     6.00%(viii)
 Pro Forma
 December 31, 1999
 long-term junior
 subordinated
 note..............  $  2,500        --        --             --         --                  2,500     7.50%(viii)
                     --------   --------    ------     ----------    ------- ----------   --------
                     $  4,150   $    --     $  --      $      --     $   --  $      --    $  4,150     6.92%
                     ========   ========    ======     ==========    ======= ==========   ========    ======
Long-Term
Convertible Junior
Subordinated Debt:
 Pro Forma
 December 31, 1999
 long-term
 convertible
 junior
 subordinated
 debentures........  $    --    $105,103    $  --      $ (105,103)   $   --  $      --    $    --
                     --------   --------    ------     ----------    ------- ----------   --------
                     $    --    $105,103    $  --      $ (105,103)   $   --  $      --    $    --
                     ========   ========    ======     ==========    ======= ==========   ========
Total debt/interest
expense............  $391,838   $591,543    $3,750     $ (105,103)   $26,281 $    5,225   $913,534     9.18%
                     ========   ========    ======     ==========    ======= ==========   ========    ======
                        Pro Forma
                     Encompass Prior
                      to Refinancing
                     -----------------
                     Interest Expense
                     -----------------
Long-Term Senior
Debt:
 Pro Forma
 December 31, 1999
 Existing Credit
 Agreements--
 GroupMAC..........      $29,766
 Pro Forma
 December 31, 1999
 Existing
 Revolving Credit
 Facility--
 Building One......       15,841
 Pro Forma
 December 31, 1999
 Existing Term
 Credit Facility--
 Building One......       10,810
 Commitment fees
 under Credit
 Facility
 Agreements........        1,189(iii)
 Letter of Credit
 fees under Credit
 Facility
 Agreements........           48(iv)
 Amortization of
 deferred debt
 issue costs under
 Credit Facility
 Agreements........        3,613(v)
                     -----------------
   Total long-term
   senior
   debt/interest
   expense.........      $61,267
                     =================
Long-Term Senior
Subordinated Debt:
 Pro Forma
 December 31, 1999
 senior
 subordinated
 notes--GroupMAC...      $   --
 Pro Forma
 December 31, 1999
 senior
 subordinated
 notes--
 Building One......       21,000
 Unamortized
 balance of
 discount on
 Building One
 senior
 subordinated
 notes.............
 Amortization of
 deferred debt
 issue costs and
 discount..........        1,290(vii)
                     -----------------
   Total long-term
   senior
   subordinated
   debt/interest
   expense.........      $22,290
                     =================
Long-Term Junior
Subordinated Debt:
 Pro Forma
 December 31, 1999
 long-term junior
 subordinated
 note..............      $    99
 Pro Forma
 December 31, 1999
 long-term junior
 subordinated
 note..............          188
                     -----------------
                         $   287
                     =================
Long-Term
Convertible Junior
Subordinated Debt:
 Pro Forma
 December 31, 1999
 long-term
 convertible
 junior
 subordinated
 debentures........      $   --
                     -----------------
                         $   --
                     =================
Total debt/interest
expense............      $83,844
                     =================

----
(i) Represents the interest rate on the existing GroupMAC credit facility as reported in Note 5 to the separate company pro forma financial statements.
(ii) Represents the interest rate on the existing Building One credit facility as reported in Note 5 to the separate company pro forma financial statements.
(iii) Represents the combined pro forma amounts of the commitment fees under both the Building One and GroupMAC credit facilities based on the borrowing levels of each company as reported in Note 5 of their respective separate company pro forma financial statements.
(iv) Represents fees related to letter of credit commitments under the existing GroupMAC credit facility as reported in Note 5 to the separate company pro forma financial statements.
(v) Represents the combined pro forma amortization of deferred debt issue costs related to the establishment of the existing credit facilities of both GroupMAC and Building One over the existing lives of these facilities as reported in Note 5 of their respective pro forma financial statements.
(vi) Represents the coupon rate of interest on the Building One senior subordinated notes as reported in the separate company pro forma interest calculation.
(vii) Represents the pro forma amortization of the deferred debt issue costs and the discount recorded at issuance of the existing Building One senior subordinated notes over the ten-year life of this debt.
(viii) Represents the contractual rates on the existing issuances of junior subordinated debt of GroupMAC as reported in Note 5 to the separate company pro forma financial statements.

                        ENCOMPASS SERVICES CORPORATION

4. PRO FORMA INTEREST EXPENSE FOR THE TWELVE MONTHS ENDED DECEMBER 31, 1999-- PRO FORMA ENCOMPASS(in thousands)

                                        Refinancing                              Pro Forma
                                        Adjustments                              Encompass
                                     -------------------                         ---------
                          Pro Forma  Refinance    New
                          Encompass  Existing   Facility
                          Prior to   Revolver    Fees &  Pro Forma  Interest     Interest
                         Refinancing Balances    Costs   Encompass    Rate        Expense
                         ----------- ---------  -------- ---------  --------     ---------
Long-Term Senior Debt:
 Pro Forma December 31,
 1999 Existing Credit
 Agreements--GroupMAC...  $407,725   $(407,725) $    --  $     --                 $    --
 Pro Forma December 31,
 1999 Existing
 Revolving Credit
 Facility--Building
 One....................   181,803    (181,803)      --        --                      --
 Pro Forma December 31,
 1999 Existing Term
 Credit Facility--
 Building One...........   124,063    (124,063)      --        --                      --
 Refinance with New
 Facility--Revolver.....        --     413,591   10,750   424,341     7.90%(i)     33,523
 Refinance with New
 Facility--Delayed Draw
 Term Loan A............        --     130,000       --   130,000     8.40%(ii)    10,920
 Refinance with New
 Facility--Term Loan
 B......................        --     170,000       --   170,000     8.40%(iii)   14,280
 Commitment fees under
 Credit Facility
 Agreements.............        --          --       --        --                     378(iv)
 Letter of Credit fees
 under Credit Facility
 Agreements.............        --          --       --        --                      64(v)
 Amortization of
 deferred debt issue
 costs under Credit
 Facility Agreements....        --          --       --        --                   2,125(vi)
                          --------   ---------  -------  --------                 -------
   Total long-term
   senior debt/interest
   expense..............  $713,591   $      --  $10,750  $724,341     8.46%       $61,290
                          ========   =========  =======  ========    ======       =======
Long-Term Senior
Subordinated Debt:
 Pro Forma December 31,
 1999 senior
 subordinated notes--
 Building One...........  $200,000   $      --  $    --  $200,000    10.50%(vii)  $21,000
 Unamortized balance of
 discount on Building
 One senior
 subordinated notes.....    (4,207)         --       --    (4,207)
 Amortization of
 deferred debt issue
 costs and discount.....        --          --       --        --                   1,290(viii)
                          --------   ---------  -------  --------                 -------
   Total long-term
   senior subordinated
   debt/interest
   expense..............  $195,793   $      --  $    --  $195,793    11.38%       $22,290
                          ========   =========  =======  ========    ======       =======
Long-Term Junior
Subordinated Debt:
 Pro Forma December 31,
 1999 long-term junior
 subordinated note......  $  1,650   $      --  $    --  $  1,650     6.00%(ix)   $    99
 Pro Forma December 31,
 1999 long-term junior
 subordinated note......     2,500          --              2,500     7.50%(ix)       188
                          --------   ---------  -------  --------                 -------
                          $  4,150   $      --  $    --  $  4,150     6.92%       $   287
                          ========   =========  =======  ========    ======       =======
Total debt/interest
expense.................  $913,534   $      --  $10,750  $924,284     9.07%       $83,867
                          ========   =========  =======  ========    ======       =======

----
(i) Represents interest rate on the new revolving credit facility calculated as base rate of 5.9% plus applicable margin of 2.0%.
(ii) Represents interest rate on the new delayed draw term loan A credit facility calculated as base rate of 5.9% plus applicable margin of 2.5%.
(iii) Represents interest rate on the new term loan B credit facility calculated as base rate of 5.9% plus applicable margin of 2.5%.
(iv) Represents commitment fees under the new credit facilities based on a rate of 0.5% on the amount available under the new credit facilities after reflecting pro forma borrowings.
(v) Represents letter of credit fees on pro forma borrowings of $3,190 under letter of credit agreements at an annual rate of 2.0%.
(vi) Represents amortization over the terms of the respective credit facilities of deferred debt issuance costs relating to establish of these new credit facilities.
(vii) Represents the coupon rate of interest on the Building One senior subordinated notes as reported in Note 5 to the separate company pro forma financial statements.
(viii) Represents the pro forma amortization of the deferred debt issue costs and the discount recorded at issuance of the existing Building One senior subordinated notes over the ten-year life of this debt.
(ix) Represents the contractual rates on the existing issuances of junior subordinated debt of GroupMAC as reported in Note 5 to the separate company pro forma financial statements.

                        GROUP MAINTENANCE AMERICA CORP.

                    UNAUDITED PRO FORMA FINANCIAL STATEMENTS

   The following unaudited pro forma financial statements utilize the historical financial statements of GroupMAC as of December 31, 1999 and for the year ended December 31, 1999 and give effect to the pre-acquisition financial information of 14 companies acquired during 1999 (the "1999 Acquisition Companies").

   All of the acquisitions were accounted for under the purchase method of accounting. These unaudited pro forma combined financial statements are based on the historical financial statements of the acquired companies and estimates and assumptions set forth below and in the notes to the unaudited pro forma financial statements.

   The unaudited pro forma balance sheet represents the historical consolidated balance sheet of GroupMAC as adjusted for the refinancing transactions highlighted in Note 3 below as if such transactions occurred on December 31, 1999. The accompanying unaudited pro forma statement of operations of GroupMAC combines the historical statement of operations of GroupMAC and the statements of operations of the acquired entities as if such acquisitions had occurred on January 1, 1999.

   GroupMAC has analyzed the savings that it expects to realize from reductions in salaries and certain benefits to the owners of the acquired companies. To the extent the owners of the acquired entities have agreed prospectively to reductions in salary, bonuses and benefits, these reductions have been reflected in the unaudited pro forma statement of operations.

   The pro forma adjustments are based on available information and certain assumptions that management deems appropriate and may be revised as additional information becomes available. The pro forma financial data do not purport to represent what GroupMAC's financial position or results of operations would actually have been if such transactions had in fact occurred on those dates and are not necessarily representative of GroupMAC's financial position or results of operations for any future period. Since the acquisitions have not historically been under common control or management, historical pro forma results may not be indicative of or comparable to future performance. The unaudited pro forma financial statements should be read in conjunction with the audited consolidated financial statements and notes thereto included in GroupMAC's annual report on Form 10-K for the fiscal year ended December 31, 1999.

                        GROUP MAINTENANCE AMERICA CORP.

                       UNAUDITED PRO FORMA BALANCE SHEET

                               December 31, 1999
                                 (in thousands)

                                                      Pro Forma
                                           GroupMAC  Adjustments     Pro Forma
                                          ---------- -----------     ----------
                 ASSETS
CURRENT ASSETS:
 Cash and cash equivalents............... $    3,452   $(3,452)(a)   $       --
 Accounts receivable, net of allowance...    338,137        --          338,137
 Inventories.............................     22,551        --           22,551
 Costs and estimated earnings in excess
  of billings on uncompleted contracts...     59,334        --           59,334
 Prepaid expenses and other current
  assets.................................     11,733        --           11,733
 Deferred tax asset......................     10,537        --           10,537
                                          ----------   -------       ----------
  Total current assets...................    445,744    (3,452)         442,292
PROPERTY AND EQUIPMENT, net..............     59,051        --           59,051
GOODWILL, net............................    541,776        --          541,776
DEFERRED DEBT ISSUE COSTS................     12,917        --           12,917
OTHER LONG-TERM ASSETS...................      2,045        --            2,045
                                          ----------   -------       ----------
  Total assets........................... $1,061,533   $(3,452)      $1,058,081
                                          ==========   =======       ==========
  LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
 Short-term borrowings and current
  maturities of long-term debt........... $    1,098   $(1,098)(b)   $       --
 Accounts payable........................    102,115        --          102,115
 Accrued compensation....................     44,016        --           44,016
 Accrued liabilities.....................     20,161        --           20,161
 Due to related parties..................     10,642   (10,642)(c)           --
 Billings in excess of costs and
  estimated earnings on uncompleted
  contracts..............................     55,144        --           55,144
 Income taxes payable....................      2,740        --            2,740
 Other current liabilities...............      8,475        --            8,475
                                          ----------   -------       ----------
  Total current liabilities..............    244,391   (11,740)         232,651
REVOLVING CREDIT FACILITY................    249,400     8,288 (a-c)    257,688
SENIOR SUBORDINATED NOTES................    130,000        --          130,000
JUNIOR SUBORDINATED NOTES................      4,150        --            4,150
DEFERRED TAX LIABILITY...................      6,138        --            6,138
OTHER LONG-TERM LIABILITIES..............      1,484        --            1,484
SHAREHOLDERS' EQUITY
 Common stock............................         39        --               39
 Additional paid-in capital..............    390,957        --          390,957
 Retained earnings.......................     34,974        --           34,974
                                          ----------   -------       ----------
  Total shareholders' equity.............    425,970        --          425,970
                                          ----------   -------       ----------
  Total liabilities and shareholders'
   equity................................ $1,061,533   $(3,452)      $1,058,081
                                          ==========   =======       ==========

    The accompanying notes are an integral part of these unaudited pro forma financial statements.

                        GROUP MAINTENANCE AMERICA CORP.

                  UNAUDITED PRO FORMA STATEMENT OF OPERATIONS

                 FOR THE TWELVE MONTHS ENDED DECEMBER 31, 1999
                     (in thousands, except per share data)

                                           1999
                           GroupMAC and Acquisition  Pro Forma
                           Subsidiaries  Companies  Adjustments   Pro Forma
                           ------------ ----------- -----------   ----------
REVENUES.................   $1,547,791   $123,352     $    --     $1,671,143
COST OF SERVICES.........    1,229,063     99,572          --      1,328,635
                            ----------   --------     -------     ----------
  Gross profit...........      318,728     23,780          --        342,508
SELLING, GENERAL AND
 ADMINISTRATIVE
 EXPENSES................      198,417     15,905      (2,991)(a)    211,331
MERGER AND RELATED
 CHARGES.................        3,725         --          --          3,725
AMORTIZATION OF
 GOODWILL................       12,602         --       1,422 (b)     14,024
                            ----------   --------     -------     ----------
  Income from
   operations............      103,984      7,875       1,569        113,428
OTHER INCOME (EXPENSE):
  Interest expense.......      (29,133)      (249)     (5,912)(c)    (35,294)
  Interest income........          406        213        (619)(d)         --
  Other..................          782        524          --          1,306
                            ----------   --------     -------     ----------
   Income before income
    tax provision........       76,039      8,363      (4,962)        79,440
INCOME TAX PROVISION.....       34,483        615       1,143 (e)     36,241
                            ----------   --------     -------     ----------
NET INCOME...............   $   41,556   $  7,748     $(6,105)    $   43,199
                            ==========   ========     =======     ==========
NET INCOME PER SHARE--
 BASIC...................   $     1.12                            $     1.11
                            ==========                            ==========
WEIGHTED AVERAGE SHARES--
 BASIC...................       37,176                                38,773 (f)
                            ==========                            ==========
NET INCOME PER SHARE--
 DILUTED.................   $     1.11                            $     1.11
                            ==========                            ==========
WEIGHTED AVERAGE SHARES--
 DILUTED.................       37,496                                39,090 (f)
                            ==========                            ==========


    The accompanying notes are an integral part of these unaudited pro forma financial statements.

                        GROUP MAINTENANCE AMERICA CORP.

               NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS

1. BACKGROUND

   The respective results of operations for the 1999 Acquisition Companies from January 1, 1999 to the dates of acquisition were combined with the actual results of operations of GroupMAC for the twelve months ended December 31, 1999 to determine the pro forma results of operations for the twelve months ended December 31, 1999.

2. ACQUISITIONS

   The results of operations of the acquired businesses are included in the actual results of operations of GroupMAC from the date of acquisition, and the historical balance sheet at December 31, 1999 includes all acquisitions completed by GroupMAC to date. All of the acquisitions are accounted for as purchases. The cash consideration associated with the acquisition of the 1999 Acquisition Companies was provided by borrowings under an amended and restated credit agreement (the "Credit Agreement").

   Several former owners of the acquired companies have the ability to receive additional amounts of purchase price, payable in cash and common stock in 2000 through 2002, contingent upon the occurrence of future events. GroupMAC will record such contingent consideration as additional purchase price when earned. GroupMAC currently estimates the unearned contingent consideration under these agreements to approximate $4.0 million in cash and 0.1 million shares of common stock as of December 31, 1999.

3. UNAUDITED PRO FORMA BALANCE SHEET ADJUSTMENTS

   The following summarizes unaudited pro forma combined balance sheet adjustments:

  a) Records the utilization of cash on hand at December 31, 1999 to reduce borrowings in connection with acquisitions under the Credit Agreement.

  b) Records the refinancing of debt assumed and outstanding at December 31, 1999 in connection with acquisitions completed prior to that date through borrowings under the Credit Agreement.

  c) Records the funding of amounts due to related parties at December 31, 1999 in connection with acquisitions completed prior to that date through borrowings under the Credit Agreement.

4. UNAUDITED PRO FORMA STATEMENT OF OPERATIONS ADJUSTMENTS

   The following summarizes unaudited pro forma combined statement of operations adjustments:

  a) Reflects the prospective reduction in salaries, bonuses and benefits to the owners of the acquired companies to which they have agreed. These reductions in salaries, bonuses and benefits are in accordance with the terms of the employment agreements. Such employment agreements are primarily for three years, contain restrictions related to competition and provide severance for termination of employment in certain circumstances.

  b) Reflects the amortization of goodwill to be recorded as a result of the acquisitions over a 40-year estimated life.

  c) Represents the adjustment necessary to reflect interest expense related to borrowings under the Credit Agreement to fund the cash portion of the purchase price and the assumption of debt related to the 1999 Acquisition Companies, interest related to Senior Subordinated Notes used to retire amounts outstanding under the Credit Agreement, and interest related to the junior subordinated debt. A summary of the historical and pro forma debt outstanding and a summary of the pro forma interest

                        GROUP MAINTENANCE AMERICA CORP.

    expense (including amounts recognized in the historical financial statements) assuming the acquisitions occurred on January 1, 1999, follows in Note 5.

  d) Reflects the reduction to historical interest income related to existing and acquired cash, all of which is assumed to be used for the acquisition of the 1999 Acquisition Companies.

  e) Reflects the incremental provision for federal and state income taxes relating to the compensation differential and other pro forma adjustments discussed in this Note 4 as well as income taxes on S Corporation earnings.

  f) Weighted average shares outstanding include the following (in thousands):

                                                                  Twelve Months
                                                                      Ended
                                                                  December 31,
                                                                      1999
                                                                  -------------
   Shares issued and outstanding at December 31, 1999...........     38,621
   Shares to be issued for companies acquired prior to December
    31, 1999....................................................        152
                                                                     ------
   Weighted average shares outstanding--basic...................     38,773
   Incremental effect of options and warrants on shares
    outstanding.................................................        317
                                                                     ------
   Weighted average shares outstanding--diluted.................     39,090
                                                                     ======

                        GROUP MAINTENANCE AMERICA CORP.

5. PRO FORMA INTEREST EXPENSE FOR THE TWELVE MONTHS ENDED DECEMBER 31, 1999 (in thousands)

                                                  December 31,
                         December 31,                 1999
                             1999      Pro Forma   Pro Forma         Interest     Interest
                           Balances   Adjustments   Balances           Rate       Expense
                         ------------ ----------- ------------       --------     --------
Short-Term Senior Debt:
 Historical December
  31, 1999 short-term
  debt..................   $  1,098     $(1,098)    $     --                      $    --
                           --------     -------     --------                      -------
   Total short-term
    senior debt/interest
    expense.............   $  1,098     $(1,098)    $     --                      $    --
                           ========     =======     ========                      =======
Long-Term Senior Debt:
 Historical December
  31, 1999 Credit
  Agreement.............   $249,400     $ 7,190     $256,590           7.30%(iii) $18,732
 Refinance short-term
  debt..................         --       1,098        1,098           7.30%(iii)      80
 Letter of Credit Fees
  under the Credit
  Agreement.............         --          --           --                           48
 Commitment Fees under
  the Credit
  Agreement.............         --          --           --                          647(vi)
 Amortization of
  related deferred debt
  issue costs...........         --          --           --                        1,724(vii)
                           --------     -------     --------                      -------
   Total long-term
    senior debt/interest
    expense.............   $249,400     $ 8,288     $257,688(i),(ii)   8.24%      $21,231
                           ========     =======     ========          ======      =======
Long-Term Senior
 Subordinated Debt:
 Historical December
  31, 1999 Senior
  Subordinated Notes....   $130,000     $    --     $130,000           9.75%(iv)  $12,675
 Amortization of
  related deferred debt
  issue costs...........         --          --           --                        1,101(viii)
                           --------     -------     --------                      -------
   Total long-term
    senior subordinated
    debt/interest
    expense.............   $130,000     $    --     $130,000          10.60%      $13,776
                           ========     =======     ========          ======      =======
Long-Term Junior
 Subordinated Debt:
 Historical December
  31, 1999 long-term
  debt..................   $  1,650     $    --     $  1,650           6.00%(v)   $    99
 Historical December
  31, 1999 long-term
  debt..................      2,500          --        2,500           7.50%(v)       188
                           --------     -------     --------                      -------
   Total long-term
    junior subordinated
    debt/interest
    expense.............   $  4,150     $    --     $  4,150           6.92%      $   287
                           ========     =======     ========          ======      =======
Total debt/interest
 expense................   $384,648     $ 7,190     $391,838           9.01%      $35,294
                           ========     =======     ========          ======      =======

--------
(i)    Represents total senior indebtedness.
(ii)   Represents total guarantor senior indebtedness.
(iii)  Represents the December 31, 1999 borrowing rates under the Credit
       Agreement.
(iv)   Represents the coupon interest rate for the Senior Subordinated Notes.
(v) Represents the respective contractual interest rates for these issues of junior subordinated debt.
(vi) Represents commitment fees on unused capacity on the Credit Agreement at an annual rate of 0.375%.
(vii) Represents amortization of deferred debt issue costs over the remaining life of the Credit Agreement.
(viii) Represents amortization of deferred debt issue costs over the ten-year life of the related Senior Subordinated Notes.

                       BUILDING ONE SERVICES CORPORATION

                              UNAUDITED PRO FORMA
                              FINANCIAL STATEMENTS

   The following unaudited pro forma financial statements utilize the historical financial statements of Building One as of December 31, 1999 and for the twelve months ended December 31, 1999 and give effect to (i) the tender offer that occurred in May 1999, including the financing of the tender offer and (ii) the pre-acquisition financial information of 23 companies acquired during 1999 which were accounted for under the purchase method of accounting (the "1999 Acquisition Companies").

   These unaudited pro forma financial statements are based on the historical financial statements of the acquired companies and estimates and assumptions set forth below and in the notes to the unaudited pro forma financial statements.

   The unaudited pro forma balance sheet represents the historical consolidated balance sheet of Building One as adjusted for the refinancing transactions highlighted in Note 3 below as if such transactions occurred on December 31, 1999. The accompanying unaudited pro forma statement of operations gives effect to the tender offer that occurred in May 1999, including the refinancing of the tender offer, and combines the historical statement of operations of Building One and the statements of operations of the acquired entities as if all such transactions had occurred on January 1, 1999.

   Building One has analyzed the savings that it expects to realize from reductions in salaries and certain benefits to the owners of the acquired companies. To the extent the owners of the acquired entities have agreed prospectively to reductions in salary, bonuses and benefits, these reductions have been reflected in the unaudited pro forma combined statement of operations.

   The pro forma adjustments are based on available information and certain assumptions that management deems appropriate and may be revised as additional information becomes available. The pro forma financial data do not purport to represent what Building One's financial position or results of operations would actually have been if such transactions had in fact occurred on those dates and are not necessarily representative of Building One's financial position or results of operations for any future period. Since the acquisitions have not historically been under common control or management, historical pro forma results may not be indicative of or comparable to future performance. The unaudited pro forma financial statements should be read in conjunction with the audited consolidated financial statements and notes thereto included in Building One's annual report filed with this Form 8-K/A for the fiscal year ended December 31, 1999.

                       BUILDING ONE SERVICES CORPORATION

                       UNAUDITED PRO FORMA BALANCE SHEET

                               December 31, 1999
                                 (in thousands)

                                          Building    Pro Forma
                 ASSETS                     One      Adjustments     Pro Forma
                 ------                  ----------  -----------     ----------
CURRENT ASSETS:
  Cash and cash equivalents............. $   17,085   $(17,085)(a)   $       --
  Accounts receivable, net of
   allowance............................    400,326         --          400,326
  Inventories...........................     10,323         --           10,323
  Costs and estimated earnings in excess
   of billings on uncompleted
   contracts............................     59,418         --           59,418
  Deferred tax asset....................      4,168         --            4,168
  Refundable income taxes...............      1,757         --            1,757
  Prepaid expenses and other current
   assets...............................     15,536         --           15,536
                                         ----------   --------       ----------
    Total current assets................    508,613    (17,085)         491,528
                                         ----------   --------       ----------
PROPERTY AND EQUIPMENT, net.............     63,288         --           63,288
GOODWILL, net...........................    712,960         --          712,960
DEFERRED DEBT ISSUE COSTS, net..........     20,411         --           20,411
OTHER LONG-TERM ASSETS..................      8,482         --            8,482
                                         ----------   --------       ----------
    Total assets........................ $1,313,754   $(17,085)      $1,296,669
                                         ==========   ========       ==========
  LIABILITIES AND STOCKHOLDERS' EQUITY
  ------------------------------------
CURRENT LIABILITIES:
  Short-term borrowings and current
   maturities of long-term debt......... $    7,950   $ (7,950)(b)   $       --
  Accounts payable......................    107,319         --          107,319
  Accrued compensation..................     39,873         --           39,873
  Accrued liabilities...................     38,468         --           38,468
  Due to related parties................      8,450     (8,450)(c)           --
  Billings in excess of costs and
   estimated earnings on uncompleted
   contracts............................     86,122         --           86,122
                                         ----------   --------       ----------
    Total current liabilities...........    288,182    (16,400)         271,782
REVOLVING CREDIT FACILITY...............    166,500         84(a-c)     166,584
TERM CREDIT FACILITY....................    122,813      1,250          124,063
SENIOR SUBORDINATED NOTES, net of
 unamortized discount...................    195,793         --          195,793
CONVERTIBLE JUNIOR SUBORDINATED
 DEBENTURES.............................    105,103         --          105,103
LONG TERM DEBT..........................      2,019     (2,019)(b)           --
DEFERRED TAX LIABILITY..................      2,085         --            2,085
OTHER LONG-TERM LIABILITIES.............      2,502         --            2,502
STOCKHOLDERS' EQUITY
  Common stock..........................         28         --               28
  Additional paid-in capital............    329,125         --          329,125
  Retained earnings.....................    100,317         --          100,317
  Accumulated other comprehensive loss..       (713)        --             (713)
                                         ----------   --------       ----------
    Total stockholders' equity..........    428,757         --          428,757
                                         ----------   --------       ----------
    Total liabilities and stockholders'
     equity............................. $1,313,754   $(17,085)      $1,296,669
                                         ==========   ========       ==========

    The accompanying notes are an integral part of these unaudited pro forma financial statements.

                       BUILDING ONE SERVICES CORPORATION

                  UNAUDITED PRO FORMA STATEMENT OF OPERATIONS

                 FOR THE TWELVE MONTHS ENDED DECEMBER 31, 1999
                     (in thousands, except per share data)

                                          1999
                            Building   Acquisition  Pro Forma
                              One       Companies  Adjustments   Pro Forma
                           ----------  ----------- -----------   ----------
REVENUES ................  $1,772,584   $180,766     $    --     $1,953,350
COST OF SERVICES ........   1,419,117    140,355          --      1,559,472
                           ----------   --------     -------     ----------
  Gross profit ..........     353,467     40,411          --        393,878
SELLING, GENERAL AND
 ADMINISTRATIVE
 EXPENSES................     204,728     34,947     (16,567)(a)    223,108
RESTRUCTURING AND
 RECAPITALIZATION
 CHARGES.................       8,020         --          --          8,020
AMORTIZATION OF
 GOODWILL................      16,004         --       2,574 (b)     18,578
                           ----------   --------     -------     ----------
  Income from
   operations............     124,715      5,464      13,993        144,172
OTHER INCOME (EXPENSE):
  Interest expense.......     (35,618)      (440)    (22,227)(c)    (58,285)
  Interest income........       5,743        423      (6,166)(d)         --
  Other..................         249        292         131 (e)        672
                           ----------   --------     -------     ----------
    Income before income
     tax provision.......      95,089      5,739     (14,269)        86,559
INCOME TAX PROVISION.....      42,027      3,395      (4,418)(f)     41,004
                           ----------   --------     -------     ----------
NET INCOME ..............  $   53,062   $  2,344     $(9,851)    $   45,555
                           ==========   ========     =======     ==========
NET INCOME PER SHARE--
 BASIC...................  $     1.60                            $     1.62 (g)
                           ==========                            ==========
WEIGHTED AVERAGE SHARES--
 BASIC...................      33,230                                28,108 (g)
                           ==========                            ==========
NET INCOME PER SHARE--
 DILUTED.................  $     1.52                            $     1.53 (g)
                           ==========                            ==========
WEIGHTED AVERAGE SHARES--
DILUTED..................      37,125                                33,009 (g)
                           ==========                            ==========


    The accompanying notes are an integral part of these unaudited pro forma financial statements.

                       BUILDING ONE SERVICES CORPORATION

               NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS

1. BACKGROUND

   The respective results of operations for the 1999 Acquisition Companies from January 1, 1999 to the dates of acquisition were combined with the actual results of operations of Building One for the twelve months ended December 31, 1999 to determine the unaudited pro forma results of operations for the twelve months ended December 31, 1999.

2. ACQUISITIONS

   The results of operations of the acquired businesses are included in the actual results of operations of Building One from the date of acquisition, and the historical balance sheet at December 31, 1999 includes the acquisitions completed by Building One to date. All of the acquisitions are accounted for as purchases. The cash consideration associated with the acquisition of the 1999 Acquisition Companies was provided by borrowings under a revolving credit facility.

   Several former owners of the acquired companies have the ability to receive additional amounts of purchase price, payable in cash and common stock in 2000 through 2001, contingent upon the occurrence of future events. Such contingent consideration will be recorded as additional purchase price when earned. The unearned contingent consideration under these agreements is currently estimated to approximate $79.6 million in cash and shares of common stock as of December 31, 1999.

3. UNAUDITED PRO FORMA BALANCE SHEET ADJUSTMENTS

   The following summarizes unaudited pro forma balance sheet adjustments:

     a) Records the utilization of cash on hand at December 31, 1999 to reduce borrowings in connection with acquisitions under the revolving credit facility.

     b) Records the refinancing of debt assumed and outstanding at December 31, 1999 in connection with acquisitions completed prior to that date through borrowings under the revolving credit facility.

     c) Records the funding of amounts due to related parties as of December 31, 1999 under contingent consideration agreements arising in connection with acquisitions completed prior to that date through borrowings under the revolving credit facility.

4. UNAUDITED PRO FORMA STATEMENT OF OPERATIONS ADJUSTMENTS

   The following summarizes unaudited pro forma statement of operations adjustments:

     a) Reflects the prospective reduction in salaries, bonuses and benefits to the owners of the acquired companies to which they have agreed. These reductions in salaries, bonuses and benefits are in accordance with the terms of the employment agreements. Such employment agreements are primarily for three years, contain restrictions related to competition and provide severance for termination of employment in certain circumstances.

     b) Reflects the amortization of goodwill to be recorded as a result of the acquisitions over a 40-year estimated life.

     c) Represents the adjustment necessary to reflect interest expense related to borrowings under the revolving and term credit facility, senior subordinated notes and convertible junior subordinated debentures to finance the tender offer and to fund the cash portion of the purchase price and the assumption of debt related to the 1999 Acquisition Companies. A summary of the historical and pro forma debt outstanding and a summary of the pro forma interest expense (including amounts recognized in the historical financial statements) assuming the acquisitions occurred on January 1, 1999, follows in Note 5.

                       BUILDING ONE SERVICES CORPORATION

     d) Reflects the reduction to historical interest income related to existing and acquired cash, all of which is assumed to be used for the acquisition of the 1999 Acquisition Companies.

     e) Reflects the elimination of minority interest associated with the acquisition of the remaining 50% interest of a company that was originally 50% owned by Building One.

     f) Reflects the incremental provision for federal and state income taxes relating to the compensation differential and other pro forma adjustments discussed in this Note 4 as well as income taxes on S Corporation earnings.

     g) The calculation of the weighted average shares outstanding and the basic and diluted earnings per share include the following (in thousands, except per share amounts):

                                                                 Twelve Months
                                                                     Ended
                                                                 December 31,
                                                                     1999
                                                                 -------------
      Weighted Average Shares Outstanding:
      Weighted average shares outstanding--basic................     28,108
      Incremental effect of conversion of convertible junior
       subordinated debentures..................................      4,671
      Incremental effect of options and warrants on shares
       outstanding..............................................        230
                                                                   --------
      Weighted average shares outstanding--diluted..............     33,009
                                                                   ========
      Net of Tax Interest Effect for Convertible Junior
       Subordinated Debentures:
      Principal of convertible junior subordinated debentures...   $105,103
      Interest rate.............................................        7.5%
                                                                   --------
      Annual interest at 7.5%...................................      7,883
      Amortization of deferred issue costs......................        357
                                                                   --------
      Interest on convertible junior subordinated debentures....   $  8,240
      One minus tax rate........................................         61%
                                                                   --------
      Net of tax interest cost..................................   $  5,026
                                                                   ========
      Basic Earnings Per Share:
      Net income................................................   $ 45,555
      Basic weighted average shares outstanding.................     28,108
                                                                   --------
      Basic earnings per share..................................   $   1.62
                                                                   ========
      Diluted Earnings Per Share:
      Net Income................................................   $ 45,555
      Interest expense on convertible junior subordinated
       debentures, net of tax...................................      5,026
                                                                   --------
      Net income on an if-converted basis.......................   $ 50,581
      Diluted weighted average shares outstanding...............     33,009
                                                                   --------
      Diluted earnings per share................................   $   1.53
                                                                   ========

                       BUILDING ONE SERVICES CORPORATION

5. UNAUDITED PRO FORMA INTEREST EXPENSE FOR THE TWELVE MONTHS ENDED DECEMBER 31, 1999 (in thousands)

                                                   December 31,
                          December 31,               1999 Pro
                              1999      Pro Forma     Forma     Interest     Interest
                            Balances   Adjustments   Balances     Rate       Expense
                          ------------ ----------- ------------ --------     --------
Short -Term Senior Debt:
 Historical December
  31, 1999 short-term
  debt..................    $  6,700     $(6,700)    $     --                $    --
                            --------     -------     --------                -------
   Total short-term
    senior debt/interest
    expense.............    $  6,700     $(6,700)    $     --                $    --
                            ========     =======     ========                =======
Long-Term Senior Debt:
 Historical December
  31, 1999 revolving
  credit facility.......    $166,500     $(6,616)    $159,884     8.71%(i)   $13,926
 Historical December
  31, 1999 term credit
  facility..............     124,063          --      124,063     8.71%(i)    10,806
 Historical December
  31, 1999 other long-
  term debt.............       2,019      (2,019)          --                     --
 Refinance short-term
  debt..................          --       6,700        6,700     8.71%(i)       584
 Commitment fees........          --          --           --                    542 (iv)
 Amortization of
  deferred debt issue
  costs.................          --          --           --                  1,889 (v)
                            --------     -------     --------                -------
   Total long-term
    senior debt/interest
    expense.............    $292,582     $(1,935)    $290,647     9.55%      $27,747
                            ========     =======     ========    ======      =======
Long-Term Senior
 Subordinated Debt:
 Historical December
  31, 1999 senior
  subordinated notes....    $200,000     $    --     $200,000    10.50%(ii)  $21,000
 Discount/amortization
  on issuance of senior
  subordinated notes....      (4,207)         --       (4,207)                   451 (vi)
 Amortization of
  related deferred debt
  issue costs...........          --          --           --                    847 (vii)
                            --------     -------     --------                -------
   Total long-term
    senior subordinated
    debt/interest
    expense.............    $195,793     $    --     $195,793    11.38%      $22,298
                            ========     =======     ========    ======      =======
Long-Term Convertible
 Junior Subordinated
 Debt:
 Historical December
  31, 1999 convertible
  junior subordinated
  debentures............    $105,103     $    --     $105,103     7.50%(iii) $ 7,883
 Amortization of
  related deferred debt
  issue costs...........          --          --           --                    357 (viii)
                            --------     -------     --------                -------
   Total long-term
    convertible junior
    subordinated
    debt/interest
    expense.............    $105,103     $    --     $105,103     7.84%      $ 8,240
                            ========     =======     ========    ======      =======
Total debt/interest
 expense................    $600,178     $(8,635)    $591,543     9.85%      $58,285
                            ========     =======     ========    ======      =======

--------
(i) Represents the December 31, 1999 borrowing rates under the Building One credit facility.
(ii)   Represents the coupon interest rate for the senior subordinated notes.
(iii) Represents the coupon interest rate for the convertible junior subordinated debentures.
(iv) Represents commitment fees on unused capacity on the Building One credit facility at an annual rate of 0.5%.
(v) Represents amortization of deferred debt issue costs over the remaining life of the Building One credit facility.
(vi) The senior subordinated notes were issued at 97.746%, or a discount of $4,508, which is being amortized to interest expense over the ten-year life of these notes.
(vii) Represents amortization of deferred debt issue costs over the ten-year life of these senior subordinated notes.
(viii) Represents amortization of deferred debt issue costs over the thirteen-year life of these convertible junior subordinated debentures.

   (c) Exhibits.

    2*--Prospectus dated January 18, 2000 contained in Part I of the
       Registrant's Registration Statement on Form S-4 (Registration No. 333-93649).

    23.1--Consent of PricewaterhouseCoopers LLP.
    23.2--Consent of Frazier & Deeter, LLC
    23.3--Consent of Schenck & Associates, SC
--------
*  Incorporated by reference to a prior filing.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     ENCOMPASS SERVICES CORPORATION
                                     (formerly named Group Maintenance America
                                      Corp.)

                                          /s/ Daniel W. Kipp
                                     By: ______________________________________
                                         Daniel W. Kipp
                                         Vice President, Treasurer and Chief
                                          Information Officer

Date: April 17, 2000

                               INDEX OF EXHIBITS

   Exhibits not incorporated by reference to a prior filing are designated by an asterisk; all exhibits not so designated are incorporated to a prior filing as indicated.

 Exhibit
 Number                                Description
 ------- ----------------------------------------------------------------------
     2   Prospectus dated January 18, 2000 contained in Part I of the
         Registrant's Registration Statement on Form S-4 (Registration No. 333-
         93649).

    23.1 Consent of PricewaterhouseCoopers LLP.
    23.2 Consent of Frazier & Deeter, LLC
    23.3 Consent of Schenck & Associates, SC